                                                                     EXHIBIT 4.1

================================================================================




                  DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION

                                     Seller


                        MERCEDES-BENZ CREDIT CORPORATION

                    Servicer and in its individual capacity

                                      and

                                 CITIBANK, N.A.

                            Trustee, Payahead Agent,
                        Class A Agent and Class B Agent




                        -------------------------------

                        POOLING AND SERVICING AGREEMENT

                        -------------------------------


                          Dated as of November 1, 1996




                       Daimler-Benz Vehicle Trust 1996-A

                    ____% Asset Backed Certificates, Class A

                    ____% Asset Backed Certificates, Class B



================================================================================

                               TABLE OF CONTENTS


ARTICLE I

Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1.1.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 1.2.     Usage of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 1.3.     Calculations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 1.4.     References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 1.5.     Section References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 1.6.     Action by or Consent of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE II

The Trust and Trust Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

SECTION 2.1.     Creation of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.2.     Conveyance of Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.3.     Acceptance by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.4.     Representations and Warranties of the Seller as to the Receivables . . . . . . . . . . . . . 28
SECTION 2.5.     Repurchase upon Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 2.6.     Custody of Receivable Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 2.7.     Duties of Servicer as Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 2.8.     Instructions; Authority to Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 2.9.     Custodian's Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 2.10.    Effective Period and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE III

Administration and Servicing of the Trust Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

SECTION 3.1.     Duties of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 3.2.     Collection of Receivable Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 3.3.     Realization upon Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 3.4.     Maintenance of Security Interests in Financed Vehicles . . . . . . . . . . . . . . . . . . . 44
SECTION 3.5.     Covenants of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 3.6.     Purchase by Servicer upon Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 3.7.     Servicing Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 3.8.     Servicer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 3.9.     Annual Statement as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
SECTION 3.10.    Annual Independent Certified Public Accountants' Reports . . . . . . . . . . . . . . . . . . 47
SECTION 3.11.    Access to Certain Documentation and Information Regarding Receivables  . . . . . . . . . . . 47
SECTION 3.12.    Reports to the Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE IV

Distributions; Reserve Funds; Statements to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . 49

SECTION 4.1.     Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 4.2.     Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 4.3.     Application of Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 4.4.     Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 4.5.     Additional Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 4.6.     Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 4.7.     Subordination; Reserve Funds; Priority of Distributions  . . . . . . . . . . . . . . . . . . 58
SECTION 4.8.     Net Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
SECTION 4.9.     Statements to Class A Certificateholders and Class B Certificateholders  . . . . . . . . . . 66
SECTION 4.10.    Delivery of Eligible Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

ARTICLE V

Reserved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

ARTICLE VI

The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

SECTION 6.1.     The Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
SECTION 6.2.     Authentication of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
SECTION 6.3.     Registration of Transfer and Exchange of Certificates  . . . . . . . . . . . . . . . . . . . 72
SECTION 6.4.     Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . . . 75
SECTION 6.5.     Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
SECTION 6.6.     Access to List of Certificate-holders' Names and Addresses . . . . . . . . . . . . . . . . . 76
SECTION 6.7.     Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
SECTION 6.8.     Book Entry Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
SECTION 6.9.     Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
SECTION 6.10.    Definitive Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78

ARTICLE VII

The Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80

SECTION 7.1.     Representations and Warranties of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 7.2.     Liability of Seller; Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
SECTION 7.3.     Merger or Consolidation of, or Assumption of the Obligations of, Seller  . . . . . . . . . . 83
SECTION 7.4.     Limitation on Liability of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
SECTION 7.5.     Seller May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
SECTION 7.6.     Limitation on Incurrence of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . 84

ARTICLE VIII

The Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

SECTION 8.1.     Representations and Warranties of Servicer . . . . . . . . . . . . . . . . . . . . . . . . .  85
SECTION 8.2.     Liability of Servicer; Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
SECTION 8.3.     Merger or Consolidation of, or Assumption of the Obligations of, Servicer  . . . . . . . . .  88
SECTION 8.4.     Limitation on Liability of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
SECTION 8.5.     Servicer Not to Resign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
SECTION 8.6.     Servicer May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

ARTICLE IX

Servicing Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

SECTION 9.1.     Events of Servicing Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
SECTION 9.2.     Trustee to Act; Appointment of Successor Servicer  . . . . . . . . . . . . . . . . . . . . .  93
SECTION 9.3.     Effect of Servicing Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
SECTION 9.4.     Notification to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
SECTION 9.5.     Waiver of Past Events of Servicing Termination . . . . . . . . . . . . . . . . . . . . . . .  95

ARTICLE X

The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

SECTION 10.1.    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 10.2.    Trustee's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
SECTION 10.3.    Trustee's Assignment of Purchased Receivables  . . . . . . . . . . . . . . . . . . . . . . .  98
SECTION 10.4.    Certain Matters Affecting the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
SECTION 10.5.    Trustee Not Liable for Certificates or Receivables . . . . . . . . . . . . . . . . . . . . . 101
SECTION 10.6.    Trustee May Own Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
SECTION 10.7.    Trustee's Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
SECTION 10.8.    Indemnity of Class A Agent, Class B Agent and Payahead Agent . . . . . . . . . . . . . . . . 103
SECTION 10.9.    Eligibility Requirements for Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
SECTION 10.10.   Resignation or Removal of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
SECTION 10.11.   Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
SECTION 10.12.   Merger or Consolidation of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
SECTION 10.13.   Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . 106
SECTION 10.14.   Representations and Warranties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . 108
SECTION 10.15.   Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
SECTION 10.16.   Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
SECTION 10.17.   Trustee May Enforce Claims Without Possession of Certificates  . . . . . . . . . . . . . . . 109
SECTION 10.18.   Suits for Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

SECTION 10.19.   Rights of Certificateholders to Direct Trustee . . . . . . . . . . . . . . . . . . . . . . . . 110

ARTICLE XI

Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111

SECTION 11.1.    Termination of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
SECTION 11.2.    Optional Purchase of All Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112

ARTICLE XII

Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114

SECTION 12.1.    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
SECTION 12.2.    Protection of Title to Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
SECTION 12.3.    Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . 119
SECTION 12.4.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
SECTION 12.5.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
SECTION 12.6.    Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
SECTION 12.7.    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
SECTION 12.8.    Certificates Nonassessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . 121
SECTION 12.9.    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
SECTION 12.10.   No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
SECTION 12.11.   Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
SECTION 12.12.   Actions by Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
SECTION 12.13.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
SECTION 12.14.   Agent for Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
SECTION 12.15.   No Bankruptcy Petition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123


SCHEDULES

Schedule I  -    Schedule Of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
Schedule II -    Location Of Receivable Files . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  II-1


EXHIBITS

Exhibit A -      Form of Class A Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
Exhibit B -      Form of Class B Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
Exhibit C -      Form of Servicer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1
Exhibit D -      Form of Depository Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1
Exhibit E -      Form of Shortfall Amount Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  E-1
Exhibit F -      Form of Servicing Guaranty Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1
Exhibit G-1 -    Form of Transfer Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1-1
Exhibit G-2 -    Form of Purchaser's Letter for Qualified Institutional Buyers Under Rule 144A. . . . . . . . G-2-1
Exhibit G-3 -    Form of Purchaser's Letter for Institutional Accredited Investors. . . . . . . . . . . . . . G-3-1

Exhibit G-4 -    Form of Purchaser's Letter for Non-U.S. Persons Under Regulation S . . . . . . . . . . . . . G-4-1
Exhibit G-5 -    Form of Legend for Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . G-5-1

                 POOLING AND SERVICING AGREEMENT dated as of November 1, 1996 (the "Agreement"), among DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION, a Delaware corporation, as Seller, MERCEDES-BENZ CREDIT CORPORATION, a Delaware corporation, as Servicer and in its individual capacity, and CITIBANK, N.A., a national banking association, as trustee hereunder (the "Trustee"), as payahead agent with respect to the Payahead Account (the "Payahead Agent"), as collateral agent with respect to the Class A Reserve Fund (the "Class A Agent") and as collateral agent with respect to the Class B Reserve Fund (the "Class B Agent").

                 In consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

                 "Accounts" means collectively the Collection Account, the Certificate Account, the Reserve Funds and the Payahead Account.

                 "Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Act.

                 "Act" shall mean the Securities Act of 1933, as amended.

                 "Actuarial Method" means generally the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is the product of one-twelfth of the APR on the Receivable multiplied by the scheduled principal balance; provided, however, that with respect to certain Receivables "Actuarial Method" shall include one or more series of monthly payments which are larger or smaller than the initial monthly payment rather than a fixed level payment for the duration of such Receivable.

                 "Advance" means the amount, as of the last day of a Collection Period, which is required to be advanced by the Servicer with respect to a Receivable pursuant to Section 4.4(a) hereof. When used as a verb, "Advance" shall have a correlative meaning.

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Amount Financed" in respect of a Receivable means the amount originally advanced under such Receivable toward the purchase price of the related Financed Vehicle(s) and related costs.

                 "APR" of a Receivable means "the annual percentage rate" of interest stated on such Receivable.

                 "Authorized Officer" means any officer within the Corporate Trust Office of the Trustee, the Payahead Agent, the Class A Agent or the Class B Agent, as the case may be, including any vice president, assistant vice president, senior trust officer, trust officer, secretary, assistant secretary or any other officer of the Trustee, the Payahead Agent, the Class A Agent or the Class B Agent, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "Available Interest" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on Receivables (including amounts withdrawn from Payahead Balances pursuant to Section 4.4(a) but excluding amounts added to Payahead Balances) allocable to interest due on such Receivables during such Collection Period; (ii) all Liquidation Proceeds to the extent allocable to interest due thereon and any Recoveries; (iii) all Advances made by the Servicer of interest due on Receivables; (iv) the Purchase Amount of each Receivable that became a Purchased Receivable under an obligation that arose during the related Collection Period to the extent allocable to accrued interest thereon; and (v) the portion of the Shortfall Amounts, if any, allocable to interest received by the Trustee; provided, however, that in calculating the Available Interest the following will be excluded: (i) amounts received on Receivables (including Purchase Amounts) to the extent that unreimbursed Advances of interest had previously been made by the Servicer; (ii) Recoveries with respect to a particular Receivable to the extent of any unreimbursed Advances; (iii) Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Advances of interest; and (iv) the Excess Amounts, if any, paid by Obligors during such Collection Period with respect to Prepaid Receivables.

                 "Available Principal" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period:
(i) that portion of all collections on Receivables (including amounts withdrawn from Payahead Balances pursuant to Section 4.4(a) but excluding amounts added to Payahead Balances) allocable to principal; (ii) all Liquidation Proceeds allocable to principal; (iii) all Advances made by the Servicer of principal due on Receivables; (iv) to the extent allocable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable under an obligation that arose during such Collection Period; and (v) the portion of the Shortfall Amounts, if any, allocable to principal received by the Trustee; provided, however, that in calculating the Available Principal the following will be excluded: (i) amounts received on Receivables (including Purchase Amounts) to the extent that unreimbursed Advances of principal had previously been made by the Servicer; (ii) Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Advances of principal; and (iii) the Excess

Amounts, if any, paid by Obligors during such Collection Period with respect to Prepaid Receivables.

                 "Balloon Payment" means a payment that becomes due on the maturity date of a Balloon Receivable, which is sufficient to pay accrued interest plus the remaining Amount Financed of such Receivable.

                 "Balloon Receivable" means a Receivable that provides for (i) fixed monthly payments prior to the maturity date for such Receivable that amortize a portion of the Amount Financed of such Receivable, and (ii) a Balloon Payment on the maturity date of such Receivable.

                 "Book Entry Certificates" means beneficial interests in the Class A Certificates or Class B Certificates as described in Section 6.8, the ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a Clearing Agency as described in Section 6.8.

                 "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York, New York shall be authorized or obligated by law, executive order, or governmental decree to remain closed.

                 "Certificate" means any Class A Certificate or Class B Certificate.

                 "Certificate Account" means the account or accounts established and maintained as such pursuant to Section 4.1.

                 "Certificate Owner" means, with respect to a Book Entry Certificate, the Person who is the owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules, regulations and procedures of such Clearing Agency) and with respect to a Definitive Certificate, the Certificateholder.

                 "Certificate Register" means the register maintained by the Certificate Registrar for the registra-tion of Certificates and of transfers and exchanges of Certificates as provided in Section 6.3.

                 "Certificate Registrar" means the Trustee or any successor pursuant to Section 6.3.

                 "Certificateholder" or "Holder" means the Person in whose name a Certificate shall be registered in the Certificate Register as well as the Seller as holder of the Retained Yield, except that, solely for the purpose of giving any consent, request, demand, vote or waiver pursuant to this Agreement, the interest evidenced by any Certificate or interest in the Retained Yield registered in the name of the Seller, the Servicer, or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request, demand, vote or waiver shall have been obtained.

                 "Class" means either the Class A Certificates or the Class B Certificates.

                 "Class A Agent" has the meaning specified in Section 4.7.

                 "Class A Certificate" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

                 "Class A Certificateholder" or "Class A Holder" means the Person in whose name a Class A Certificate shall be registered in the Certificate Register, except that, solely for the purpose of giving any consent, request, demand or waiver pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Seller, the Servicer, or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request, demand or waiver shall have been obtained.

                 "Class A Certificate Owner" means, with respect to a Book Entry Certificate representing a beneficial interest in the Class A Certificates, the Person who is the owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency) and, with respect to a Definitive Certificate, the Class A Certificateholder.

                 "Class A Distributable Amount" means, with respect to any Distribution Date, the sum of Class A Principal and Class A Interest for such Distribution Date and the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

                 "Class A Interest" means, with respect to any Distribution Date, an amount equal to thirty (30) days of interest at the Pass-Through Rate on the Class A Principal Balance on the first day of the related Collection Period (reduced by the amount of principal distributions to be made on the Distribution Date in such Collection Period).

                 "Class A Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess, if any, of (x) the Class A Interest for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date over (y) the amount of interest that the Class A Certificateholders actually received on such current Distribution Date (plus thirty (30) days' interest on the amount of such excess, to the extent permitted by law, at the Pass-Through Rate).

                 "Class A Percentage" means 92.15%.

                 "Class A Pool Factor" means, as of a Distribution Date, a seven-digit decimal figure equal to the Class A Principal Balance as of the close of business on such Distribution Date divided by the Original Class A Principal Balance.

                 "Class A Principal" means, with respect to any Distribution Date, the sum of the Class A Percentage of: (i) the principal portion of all Scheduled Payments due on the Receivables during the preceding Collection Peri-od; (ii) the Principal Balance of each Receivable that became a Prepaid Receivable during the preceding Collection Period (without duplication of amounts included in clause (i) above or clause (iv) below); (iii) the Principal Balance of each Receivable that became a Purchased Receivable under an obligation that arose during the preceding Collection Period (without duplication of amounts referred to in clause (i)); and (iv) the Principal Balance of each Receivable which became a Defaulted Receivable during the preceding Collection Period (without duplication of amounts referred to in clause (i) or (ii) above). In addition, on the Final Scheduled Distribution Date, "Class A Principal" will include the lesser of (x) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date (except to the extent previously Advanced) and (y) the portion of such amount that is necessary (after giving effect to the other amounts to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Principal Balance to zero.

                 "Class A Principal Balance" means, initially, the Original Class A Principal Balance and, thereafter, the Original Class A Principal Balance, reduced by all amounts distributed to the Class A Certificateholders and allocable to principal.

                 "Class A Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of (x) the Class A Principal plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over (y) the amount of principal that the Holders of the Class A Certificates actually received on such current Distribution Date.

                 "Class A Reserve Fund" means the Class A Reserve Fund, established and maintained as such pursuant to Section 4.7, for the benefit of the Class A Certificates.

                 "Class A Reserve Fund Property" has the meaning specified in
Section 4.7(a).

                 "Class A Reserve Initial Deposit" means, with respect to the Closing Date, $25,887,839.54.

                 "Class B Agent" has the meaning specified in Section 4.7.

                 "Class B Certificate" means a certificate executed by the Trustee on behalf of the Trust and authenticated by the Trustee, substantially in the form of Exhibit B hereto.

                 "Class B Certificateholder" or "Class B Holder" means the Person in whose name a Class B Certificate shall be registered in the Certificate Register, except that, solely for the purpose of giving any consent, request, demand or waiver pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of the Seller, the Servicer, or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request, demand or waiver shall have been obtained.

                 "Class B Certificate Owner" means, with respect to a Book Entry Certificate representing a beneficial interest in the Class B Certificates, the Person who is the owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency) and, with respect to a Definitive Certificate, the Class B Certificateholder.

                 "Class B Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Principal, Class B Interest, Class B Interest Carryover Shortfall, and Class B Principal Carryover Shortfall.

                 "Class B Interest" means, with respect to any Distribution Date, thirty (30) days of interest at the Pass-Through Rate on the Class B Principal Balance on the first day of the related Collection Period (reduced by the amount of principal distributions to be made on the Distribution Date in such Collection Period).

                 "Class B Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess, if any, of (x) the Class B Interest for such Dis-tribution Date plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date over (y) the amount of interest that the Class B Certificateholders actually received on such current Distribution Date (plus thirty (30) days' interest on the amount of such excess, to the extent permitted by law, at the Pass-Through Rate).

                 "Class B Percentage" means 7.85%.

                 "Class B Pool Factor" means, as of a Distribution Date, a seven-digit decimal figure equal to the Class B Principal Balance as of the close of business on such Distribution Date divided by the Original Class B Principal Balance.

                 "Class B Principal" means, with respect to any Distribution Date, the sum of the Class B Percentage of: (i) the principal portion of all Scheduled Payments due on the Receivables during the preceding Collection Period; (ii) the Principal Balance of each Receivable that became a Prepaid Receivable during the preceding Collection Period (without duplication of amounts included in clause (i) above or clause (iv) below); (iii) the Principal Balance of each Receivable that became a Purchased Receivable under an obligation that arose during the preceding Collection Period (without duplication of amounts included in clause (i)); and (iv) the Principal Balance of each Receivable that became a Defaulted Receivable during the preceding Collection Period (without duplication of amounts referred to in clause (i) or (ii) above). In addition, on the Final Scheduled Distribution Date the "Class B Principal" will include the lesser of (x) the Class B Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date (except to the extent previously Advanced) and (y) the portion of such amount that is necessary (after giving effect to the other amounts to be distributed to the Class B Certificateholder on such Distribution Date and allocable to principal) to reduce the Class B Principal Balance to zero, and, in the case of clauses (x) and (y) above, remaining after any required distribution of the amount described in clause (x) or (y) of the definition of "Class A Principal".

                 "Class B Principal Balance" means, initially, the Original Class B Principal Balance and, thereafter, the Original Class B Principal Balance, reduced by all amounts distributed to the Class B Certificateholders and allocable to principal.

                 "Class B Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of (x) the Class B Principal plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over (y) the amount of principal that the Holder of the Class B Certificate actually received on such current Distribution Date.

                 "Class B Reserve Fund" means the Class B Reserve Fund, established and maintained as such pursuant to Section 4.7, for the benefit of the Class B Certificateholders.

                 "Class B Reserve Fund Property" has the meaning specified in
Section 4.7(a).

                 "Class B Reserve Initial Deposit" means, with respect to the Closing Date, $0, which amount may be increased upon sale of the Class B Certificates and on the receipt of an Opinion of Counsel to the effect that such increase would not adversely effect the status of the Trust as a grantor trust for federal income tax purposes.

                 "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

                 "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

                 "Closing Date" means the date of the initial issuance of the Certificates hereunder.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Collection Account" means the account or accounts established and maintained as such pursuant to Section 4.1.

                 "Collection Account Property" has the meaning specified in
Section 4.2(a).

                 "Collection Period" means each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from the Cutoff Date to and including the last day of the month preceding the initial Distribution Date.

                 "Commercial Vehicles" means medium- and heavy-duty trucks, tractors and trailers.

                 "Commission" means the Securities and Exchange Commission, or any successor thereto.

                 "Computer Tape" means the computer tape generated by MBCC which provides information relating to the Receivables and which was used by MBCC in selecting the Receivables conveyed to the Trust hereunder.

                 "Corporate Trust Office" means the principal office of the Trustee, the Payahead Agent, the Class A Agent or the Class B Agent, as the case may be, at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at 120 Wall Street, New York, New York 10043, Attention: Corporate Trust Administration, or at such other address as the Trustee, the Payahead Agent, the Class A Agent or the Class B Agent, as the case may be, may designate from time to time by notice to the Certificateholders, the Seller and the Servicer, or the principal corporate trust office of any successor Trustee, Payahead Agent, Class A Agent or the Class B Agent, as the case may be, (the address of which the successor Trustee, Payahead Agent, Class A Agent or the Class B Agent, as the case may be, will notify the Certificateholders, the Seller and the Servicer).

                 "Cutoff Date" means the opening of business on November 1, 1996.

                 "DBNA" means Daimler-Benz North America Corporation, a Delaware corporation, and its successors and assigns.

                 "Dealer" means, with respect to a Receivable, the seller of the related Financed Vehicle(s), who originated and assigned the Receivable relating to such Financed Vehicle(s) to MBCC under a Dealer Agreement.

                 "Dealer Agreement" means an agreement between MBCC and a Dealer relating to the assignment of Receivables to MBCC and all documents and instruments relating thereto.

                 "Defaulted Receivable" means a Receivable which, by its terms, is in default and as to which (i) a Scheduled Payment is 180 or more days past due, (ii) the Servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (iii) the Servicer has repossessed and disposed of the related Financed Vehicle.

                 "Definitive Certificates" means definitive fully registered Class A Certificates or Class B Certificates as described in Section 6.8.

                 "Delivery" with respect to Eligible Investments means:

                 (a)(i) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations to the extent constituting "instruments" within the meaning of Section 9-105(1)(i) of the UCC, transfer thereof to the Investment Agent by physical delivery of such instruments to the Investment Agent in the State of New York endorsed to, or registered in the name of, the Investment Agent or endorsed in blank, (ii) with respect to "money" as defined in Section 1-201(24) of the UCC, delivery thereof to the Investment Agent in the State of New York, (iii) with respect to a "certificated security" (as defined in Section 8-102(1)(a) of the UCC) transfer thereof (A) by physical delivery of such certificated security to the Investment Agent or its financial intermediary in the State of New York, endorsed to, or registered in the name of, the Investment Agent or endorsed in blank, (B) when a financial intermediary (as defined in Section 8-313(4) of the UCC) of the Investment

Agent, which has physical possession of such certificated security and such certificated security is either endorsed to, or registered in the name of, such financial intermediary or endorsed in blank, makes entries on its books and records identifying such certificated security as belonging solely and exclusively to the Investment Agent and sends a confirmation of the purchase of such certificated security by the Investment Agent or (C) when a "clearing corporation" (as defined in Section 8-102(3) of the UCC) or its "custodian bank" (as defined in Section 8-102(4) of the UCC) has physical possession of such certificated security and such security is either in bearer form, in registered form registered to the clearing corporation or to such custodian bank or a nominee of any of them subject to the clearing corporation's exclusive control, or endorsed to such clearing corporation or custodian bank or endorsed in blank, and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the financial intermediary of the Investment Agent by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance in the State of New York of such certificated securities by such clearing corporation or such custodian bank or the nominee of either of them subject to the clearing corporation's exclusive control, the sending of a confirmation to the Investment Agent by the financial intermediary of the purchase by the Investment Agent of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging solely and exclusively to the Investment Agent (all of the foregoing, "Physical Property"); and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such securities to the Investment Agent consistent with changes in applicable law or regulations or the interpretation thereof;

                 (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book entry securities held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book entry registration of such securities to an appropriate book entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book entry registration to the Investment Agent of the purchase by the Investment Agent of such book entry securities; the making by such financial intermediary of entries in its books and records identifying such book entry securities held through the Federal Reserve System pursuant to Federal book entry regulations as belonging solely and exclusively to the Investment Agent and indicating that such custodian holds such securities solely as agent for the Investment Agent and the sending of a confirmation to the Investment Agent by such financial intermediary of a confirmation of the purchase by the Investment Agent of such book entry security; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such securities to the Investment Agent consistent with changes in applicable law or regulations or the interpretation thereof; and

                 (c) with respect to any securities that are uncertificated securities under Article 8 of the UCC, registration on the books and records of the issuer of such securities in the name of the financial intermediary, the sending of the appropriate transaction statement by the issuer to the financial intermediary, the sending of a confirmation to the Investment Agent by the financial intermediary of the purchase by the Investment Agent of such uncertificated securities, the making by such financial intermediary of entries on its books and records identifying such uncertificated securities as belonging solely and exclusively to the Investment Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such securities to the Investment Agent consistent with changes in applicable law or regulations or interpretation thereof.

                 "Depository Agreement" means the agreement among the Seller, the Servicer, the Trustee and the initial Clearing Agency, dated __________, 1996, substantially in the form attached hereto as Exhibit D.

                 "Determination Date" with respect to any Collection Period, means the earlier of (i) the sixteenth calendar day of the next succeeding calendar month or (ii) the second Business Day preceding the next succeeding Distribution Date.

                 "Distribution Date" means the 20th day of each month (or, if the 20th day is not a Business Day, the next following Business Day), commencing December 20, 1996.

                 "Due Period" means, with respect to each Receivable, each monthly period ending on the day preceding the day on which a payment is due on the Receivable.

                 "Eligible Bank" means any depository institution with trust powers (which may be the Trustee), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, which has a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or state banking authorities and which has (i) a rating of P-1 from Moody's and A-1+ from S&P with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AAA from S&P with respect to long-term unsecured debt obligations.

                 "Eligible Deposit Account" means either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (which, for Moody's, is Baa3 or higher, and for S&P is BBB- or higher).

                 "Eligible Investments" means (i) obligations issued by the United States of America or its agencies or instrumentalities and supported by the full faith and credit of the United States of America as to timely payment of principal and interest; (ii) demand and time deposits in, bankers' acceptances issued by, or certificates of deposit of, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities, or any depository institution or trust company incorporated under the laws of any foreign jurisdiction that has a branch or agency located in the United States of America and which depository institution, trust company or branch is subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that, at the time of the investment or contractual commitment to invest therein, the commercial paper of such depository institution or trust company has a credit rating of at least P-1 from Moody's and A-1+ from S&P;
(iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a credit rating of at least P-1 from Moody's and A-l+ from S&P; (iv) investments in money market funds registered under the Investment Company Act of 1940, as amended, that, at the time of the investment or contractual commitment to invest therein, are rated in the highest investment category of each Rating Agency (AAAm or AAAm-g by S&P and P-1 or Aaa by Moody's) or otherwise approved in writing by each Rating Agency (including funds for which the Trustee or any of its Affiliates is investment manager or advisor); and (v) any other investment otherwise reviewed by each Rating Agency and which would not result in a lowering of or a withdrawal of the then current rating of the Class A Certificates and, if rated, the Class B Certificates.

                 "Eligible Servicer" means (a) any subsidiary of DBNA or (b) any Person which, at the time of its appointment as Servicer or as subservicer,
(i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of commercial vehicle installment contracts and/or commercial vehicle retail loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of commercial vehicle installment contracts and/or commercial vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards, and (v) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer or any subservicer uses in connection with performing its duties and responsibilities under this Agreement or the related subservicing agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement or the related subservicing agreement.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Event of Servicing Termination" means an event specified in
Section 9.1.

                 "Excess Amount" means, with respect to any Receivable which becomes a Prepaid Receivable in any Collection Period, the amount (if positive) calculated by the Servicer equal to the excess of (i) the amount received from the related Obligor in connection with such prepayment over (ii)(a) the Principal Balance of such Receivable as of the first day of such Collection Period plus (b) one month's interest on such Principal Balance at the APR of such Receivable.

                 "Final Scheduled Distribution Date" means the July 2003 Distribution Date.

                 "Final Scheduled Maturity Date" means the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date.

                 "Financed Vehicle" means a new or used medium-or heavy-duty truck or tractor manufactured by Freightliner, or a used truck or tractor, or new or used trailer manufactured by companies other than Freightliner, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

                 "Freightliner" means Freightliner Corporation, a subsidiary of DBNA.

                 "Fully Amortizing Receivable" means a Receivable that provides for fixed monthly payments that fully amortize the Amount Financed over the original term to maturity of the Receivable.

                 "Investment Agent" means with respect to Eligible Investments
(i) in the Collection Account, the Trustee, (ii) in the Payahead Account, the Payahead Agent, (iii) in the Class A Reserve Fund, the Class A Agent, and (iv) in the Class B Reserve Fund, the Class B Agent.

                 "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' or materialmen's liens, judicial liens and any liens that may attach to a Financed Vehicle by operation of law.

                 "Liquidation Proceeds" means, with respect to a Defaulted Receivable, the monies collected from whatever source, during the Collection Period in which such Receivable became a Defaulted Receivable net of the sum of
(i) any expenses incurred by the Servicer in connection with collection of such Receivable and the disposition of the Financed Vehicle and (ii) any amounts required by law to be remitted to the Obligor. Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the Receivable and then to the unpaid principal balance thereof.

                 "MBCC" means Mercedes-Benz Credit Corporation, a Delaware corporation, and its successors and assigns.

                 "Monthly Remittance Condition" has the meaning specified in
Section 4.1(d).

                 "Moody's" means Moody's Investors Service, Inc. or its successor.

                 "Obligor" with respect to any Receivable means the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

                 "Officer's Certificate" means a certificate signed by the chairman, the president, any executive vice president, vice president or the treasurer of the Seller or the Servicer, as the case may be, and delivered to the Trustee.

                 "Opinion of Counsel" means a written opinion of counsel (who, in the case of counsel to the Seller or the Servicer, may be an employee of or outside counsel to the Seller or the Servicer) which counsel shall be acceptable to the Trustee.

                 "Optional Purchase Percentage" means 10%.

                 "Original Class A Principal Balance" means $795,188,137.94.

                 "Original Class B Principal Balance" means $67,739,846.80.

                 "Original Pool Balance" means $862,927,984.74.

                 "Outstanding Advances" means, with respect to a Receivable, the sum, as of the close of business on the last day of any Collection Period, of all Advances pursuant to Section 4.4(a) with respect to such Receivable, as reduced by repayments to the Servicer of such Advances.

                 "Pass-Through Rate" means ____% per annum.

                 "Payahead" means, with respect to a Receivable, the amount computed in accordance with Section 4.3 with respect to such Receivable.

                 "Payahead Account" means the account established and maintained as such pursuant to Section 4.1(b).

                 "Payahead Agent" means Citibank, N.A., a national banking association, in its capacity as payahead agent with respect to the Payahead Account.

                 "Payahead Balance" on a Receivable means the sum, as of the close of business on the last day of a Collection Period, of all Payaheads made by or on behalf of the Obligor with respect to such Receivable (including any amount paid by or on behalf of the Obligor prior to the Cutoff Date that is due on or after the Cutoff Date and was not used to reduce the principal balance (calculated on the Actuarial Method) of such Receivable), as reduced by applications of previous Payaheads with respect to such Receivable, pursuant to Sections 4.3 and 4.4.

                 "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                 "Pool Balance" means, as of any date, the aggregate outstanding Principal Balance of the Receivables (excluding Defaulted Receivables) as of the close of business on such date.

                 "Prepaid Receivable" shall mean each Receivable which during a Collection Period is prepaid in full or accelerated under certain circumstances, or with respect to which the related Financed Vehicle is repossessed and sold or becomes a total loss.

                 "Principal Balance" means, with respect to any Receivable as of any date, the Amount Financed minus the sum of the following amounts: (i) that portion of all Scheduled Payments due on or prior to such date and, with respect to periods prior to the initial Collection Period, the amount indicated in such Receivable as required to be paid by the Obligor in each such period, whether or not paid, allocable to principal in accordance with the Actuarial Method, and (ii) any prepayment in full applied by the Servicer to reduce the unpaid principal balance of such Receivable; provided, however, that the Principal Balance of any Receivable for any Collection Period after the Collection Period in which it becomes a Defaulted Receivable shall be zero.

                 "Purchase Agreement" means the Purchase Agreement dated as of November 1, 1996, by and between the Seller and MBCC, as amended, modified or supplemented, relating to the purchase of the Receivables by the Seller from MBCC.

                 "Purchase Amount" means, with respect to any Distribution Date and a Receivable to be repurchased by the Seller or purchased by the Servicer on such Distribution Date, an amount equal to the sum of (a) the Principal Balance of such Receivable as of the first day of the

Collection Period preceding the Collection Period in which such Distribution Date occurs, and (b) the amount of accrued interest on such Principal Balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the due date for payment of such Receivable in the Collection Period preceding the Collection Period in which such Distribution Date occurs and, in the case of clauses (a) and (b), after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period, Payaheads applied to the Scheduled Payments on such Receivable in such Collection Period and any Payahead Balance with respect to such Receivable.

                 "Purchased Receivable" means, on any date of determination, a Receivable as to which payment of the Purchase Amount has been made by the Seller pursuant to Section 2.5 hereof or the Servicer pursuant to Section 3.6 or Section 11.2 hereof.

                 "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                 "Rating Agency" means either S&P or Moody's, and together the "Rating Agencies."

                 "Receivable" means each retail installment contract for, and retail loan evidenced by a note secured by, one or more Financed Vehicles described in the Schedule of Receivables and all rights and obligations thereunder, but excluding Purchased Receivables.

                 "Receivable File", with respect to a Receivable, means the electronic entries, documents, instruments and writings specified in Section 2.6.

                 "Record Date" means, with respect to any Distribution Date, the nineteenth calendar day of the current month; provided, however, that if Definitive Certificates are issued to a Person other than the Seller pursuant to Section 6.10, or if Definitive Certificates are transferred by the Seller, the Record Date for the related Class of Certificates for any Distribution Date shall be the last day of the Collection Period immediately preceding the month in which such Distribution Date occurs.

                 "Recoveries" with respect to any Collection Period, means all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of the sum of (i) any expenses incurred by the Servicer in connection with the collection of such Receivable and the disposition of the Financed Vehicle (to the extent not previously reimbursed) and (ii) any amounts required by law to be remitted to the Obligor.

                 "Required Rating" means a rating on (i) short-term unsecured debt obligations of P-1 by Moody's and (ii) short-term unsecured debt obligations of A-1+ by S&P; and any requirement that short-term unsecured debt obligations have the "Required Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such Rating Agencies.

                 "Reserve Fund" means each of the Class A Reserve Fund and the Class B Reserve Fund, established and maintained as such pursuant to Section 4.7.

                 "Residual Certificate" has the meaning specified in Section
6.1.

                 "Retained Yield" means the portion of the interest accruing on each Receivable for each Due Period for such Receivable, equal to interest at the Spread Rate for such Receivable.

                 "Rule 144A" means Rule 144A under the Act.

                 "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or its successor.

                 "Schedule of Receivables" means the list identifying the Receivables attached hereto as Schedule I as supplemented or amended from time to time.

                 "Scheduled Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments pursuant to Section 3.2 or any rescheduling in any insolvency or similar proceedings or any Payaheads).

                 "Seller" means Daimler-Benz Vehicle Receivables Corporation, a Delaware corporation, in its capacity as seller of the Receivables to the Trust under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 7.3.

                 "Servicer" means MBCC, a Delaware corporation, in its capacity as servicer of the Receivables under this Agreement, each successor thereto (in the same capacity) pursuant to Section 8.3, and each successor Servicer appointed and acting pursuant to Section 9.2.

                 "Servicer's Certificate" has the meaning specified in Section 3.8.

                 "Servicing Fee" means, with respect to any Distribution Date, the fee payable to the Servicer for services rendered during the related Collection Period, determined pursuant to and defined in Section 3.7.

                 "Servicing Guaranty Agreement" means an agreement, substantially in the form of Exhibit F hereto, between DBNA and the Trustee.

                 "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables, whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Servicer, as such list may be amended from time to time by the Servicer in writing.

                 "Servicing Rate" means 1.00% per annum.

                 "Shortfall Amount" means, with respect to any Receivable which becomes a Prepaid Receivable in any Collection Period, the amount (if positive) calculated by the Servicer equal to the excess of (i) the sum of (a) the Principal Balance of such Receivable as of the first day of such Collection Period and (b) one month's interest on such Principal Balance at the APR of such Receivable over (ii) the amount received from the related Obligor in connection with such prepayment.

                 "Shortfall Amount Agreement" means the Agreement dated as of November 1, 1996, by and between the Seller and MBCC, as amended, modified or supplemented from time to time.

                 "Specified Class A Reserve Balance" with respect to any Distribution Date means $25,887,839.54; provided, however, that with respect to any Distribution Date on which (i) the annualized average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the ratios of net losses (i.e., the net balances of all Defaulted Receivables arising in the applicable Collection Period, less any Liquidation Proceeds or Recoveries received in such Collection Period) to the Pool Balance as of the first day of each such Collection Period exceeds 2.5% or (ii) the average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff
Date) of the ratios of the balance of Receivables that are delinquent 60 days or more to such outstanding Pool Balance exceeds 3.5%, the Specified Class A Reserve Balance for such Distribution Date will equal $32,359,799.43; provided, however, that the Seller may reduce the Specified Class A Reserve Balance if the Rating Agencies confirm in writing to the Class A Agent and the Seller prior to such reduction that such reduction will not result in a lowering of or a withdrawal of the then current rating of the Class A Certificates.

                 "Specified Class B Reserve Balance" with respect to any Distribution Date means initially zero and shall remain zero for so long as the Seller holds the Class B Certificates and thereafter shall mean an amount determined by the Seller in consultation with the Rating Agencies in order to achieve the desired rating for the Class B Certificates.

                 "Spread Rate" means, with respect to each Receivable, a rate equal to the excess, if any, of (i) the APR of such Receivable over (ii) the sum of the Pass-Through Rate plus the Servicing Rate.

                 "Subsidiary" means any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at all times owned or controlled directly or indirectly by DBNA.

                 "Supplemental Servicing Fee" means the fee payable to the Servicer for services rendered during the related Collection Period, determined pursuant to and defined in Section 3.7.

                 "Total Available Amount" means, for any Distribution Date, the sum of the Available Interest and the Available Principal.

                 "Trust" means the Daimler-Benz Vehicle Trust 1996-A created by this Agreement.

                 "Trust Property" means: (i) the Receivables; (ii) all monies due thereunder on or after the Cutoff Date (including Payaheads attributable to amounts then due, but excluding Excess Amounts); (iii) all amounts and property from time to time held in or credited to the Collection Account and the Certificate Account; (iv) all of the Seller's security interests in the Financed Vehicles; (v) all of the Seller's rights under the Shortfall Amount Agreement; (vi) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors; (vii) all rights to receive payments under the circumstances specified herein from the Class A Reserve Fund and the Class B Reserve Fund; (viii) all of the Seller's rights of recourse against Dealers arising out of breaches by Dealers with respect to the Receivables; (ix) all of the Seller's rights to all documents contained in the Receivable Files; (x) certain rights under the Purchase Agreement, including the right of the Seller to cause MBCC to repurchase Receivables from time to time from the Seller under certain circumstances specified therein; (xi) all property (including the right to receive future Liquidation Proceeds and Recoveries) that secures a Receivable and that shall have been acquired by or on behalf of the Trustee;
(xii) the Servicing Guaranty Agreement; and (xiii) all proceeds (within the meaning of Section 9-306 of the UCC) of the foregoing.

                 "Trustee" means Citibank, N.A., a national banking association, as Trustee under this Agreement, or any successor, and any successor Trustee appointed and acting pursuant to
Section 10.11.

                 "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

                 SECTION 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

                 SECTION 1.3. Calculations. All calculations of the amount of interest accrued on the Certificates during any Collection Period and all calculations of the amount of the Servicing Fee payable with respect to a Collection Period shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                 SECTION 1.4. References. All references to the first day of a Collection Period shall refer to the opening of business on such day. All references to the last day of a Collection Period shall refer to the close of business on such day. All references herein to the close of business shall mean the close of business, New York time.

                 SECTION 1.5. Section References. All section references shall be to Sections in this Agreement unless otherwise specified.

                 SECTION 1.6. Action by or Consent of Certificateholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consented to by Certificateholders.

                                   ARTICLE II

                          The Trust and Trust Property

                 SECTION 2.1. Creation of Trust. Upon the execution of this Agreement by the parties hereto, there is hereby created the Daimler-Benz Vehicle Trust 1996-A.

                 SECTION 2.2. Conveyance of Trust Property. In consideration of the Trustee's delivery to, or upon the written order of, the Seller of authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Original Pool Balance, the Seller hereby irrevocably sells, transfers, assigns and conveys to the Trustee, in trust for the benefit of Certificateholders, upon the terms and conditions hereof, all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to and under the Trust Property, without recourse. The sale, transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Trustee, any Certificateholder or any Certificate Owner of any obligation of the Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

                 It is the intention of the Seller and the Trustee that the transfer of the Trust Property contemplated herein constitute a sale of the Trust Property, conveying good title to the Trust Property from the Seller to the Trust. However, in the event that such transfer is deemed to be a pledge to secure the payment of the Certificates, the Seller hereby grants to the Trustee on behalf of the Trust for the benefit of the Certificateholders a first priority security interest in all of the Seller's right, title and interest in the Trust Property, and all proceeds thereof, to secure the payment of the Certificates, and in such event, this Agreement shall constitute a security agreement under applicable law.

                 SECTION 2.3. Acceptance by Trustee. The Trustee does hereby accept all consideration conveyed by the Seller pursuant to Section 2.2, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of all present and future Certificateholders, subject to the terms and provisions of this Agreement.

                 SECTION 2.4. Representations and Warranties of the Seller as to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables to the Trustee:

                          (i)  Characteristics of Receivables.  Each Receivable
         (a) was originated in the United States of America by a Dealer in connection with the retail sale of one or more Financed Vehicles in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, has been purchased by the Seller from MBCC, which in turn purchased such Receivable from such Dealer under an existing Dealer Agreement with MBCC, has been validly assigned by such Dealer to MBCC, which in turn has validly assigned such Receivable to the Seller, (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (c) except in the case of a Balloon Receivable, provides for fixed monthly payments that fully amortize the Amount Financed by maturity and yields interest at the APR of such Receivable, and in the case of a Balloon Receivable, provides for fixed monthly payments that amortize the Amount Financed to an amount equal to the Balloon Payment by maturity, provides for a Balloon Payment at maturity that is sufficient to pay the remaining Amount Financed of the Receivable, and yields interest at the APR of such Receivable, (d) is a retail installment contract, (e) is secured by one or more Financed Vehicles, and (f) except to the extent such Receivable may become a Prepaid Receivable, provides for allocation of payments in accordance with the Actuarial Method.

                          (ii) Schedule of Receivables. The information set forth in the Schedule of Receivables was true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed by the Seller to be adverse to the Certificateholders were utilized in selecting the Receivables.

                          (iii) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle(s) complied at the time it was originated or made, and complies at the Closing Date, in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                          (iv) Binding Obligation. To the best of the Seller's knowledge each Receivable represents the legal, valid, and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                          (v) No Government Obligor. Neither the United States of America nor any State or any agency, department, or instrumentality of the United States of America or any State is an Obligor.

                          (vi) Security Interest in Financed Vehicle. To the best of the Seller's knowledge, immediately prior to the sale, assignment, and transfer of each Receivable by MBCC to the Seller, such Receivable was secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of MBCC as secured party. Such security interest was validly assigned by MBCC to the Seller and is being assigned by the Seller to the

         Trustee pursuant to this Agreement except that no certificate of title or certificate of ownership with respect to such Financed Vehicle has been or will be amended to identify the Seller or the Trustee as a secured party. At such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority security interest in such Financed Vehicle for the benefit of the Trustee. The foregoing representations and warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle do not cover statutory or other liens arising after the Closing Date by operation of law or any rights of third parties arising after the Closing Date as a result of the fraud or forgery of the vehicle owner or administrative error by state recording officials which are prior to such security interest.

                          (vii) No Defenses. No right of rescission, setoff, counterclaim, or defense has been asserted or, to the best of the Seller's knowledge, threatened with respect to any Receivable.

                          (viii) No Liens. To the best of the Seller's knowledge, no liens or claims have been filed for work, labor, or materials relating to a Financed Vehicle that are liens prior to, or equal or on a parity with, the security interest in the Financed Vehicle granted by the related Receivable.

                          (ix) No Default; Repossession. Except for payment defaults continuing for a period of not more than thirty days as of the Cutoff Date, to the best of the Seller's knowledge, no default, breach, violation, or event permitting acceleration under the terms of any Receivable, and no event that with notice or the lapse of time would constitute such a default, breach, violation, or event permitting acceleration under the terms of any Receivable has occurred; and no Financed Vehicle was repossessed on or prior to the Cutoff Date.

                          (x) Insurance. Except in the case of certain fleet customers which are permitted to be self-insured in accordance with MBCC's customary standards, MBCC, in accordance with its customary procedures, has determined that each Obligor has obtained or agreed to obtain physical damage insurance covering such Obligor's Financed Vehicle(s).

                          (xi) Title. It is the intention of the Seller that the transfer and assignment of the Receivables herein contemplated constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trustee. The Seller is transferring title to each Receivable free and clear of all Liens and rights of others and has perfected such transfer under the UCC.

                          (xii)  Valid Assignment.  No Receivable was
         originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement is unlawful, void, or voidable. The Seller has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                          (xiii) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected security interest in the Receivables have been made.

                          (xiv) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

                          (xv) One Original. There is only one original executed copy of each Receivable.

                          (xvi) Principal Balance. Each Receivable had a remaining Principal Balance as of the Cutoff Date of not more than $7,380,657.16 and not less than $527.08.

                          (xvii) No Bankrupt Obligors. To the best of the Seller's knowledge, no Obligor was, as of the

         Cutoff Date, the subject of a proceeding under the Bankruptcy Code of the United States or was bankrupt.

                          (xviii) New and Used Vehicles. Approximately 77.9% of the aggregate Principal Balance of the Receivables, constituting 51.5% of the Receivables as of the Cutoff Date, relate to new Commercial Vehicles, and approximately 22.1% of the aggregate Principal Balance of the Receivables, constituting 48.5% of the Receivables as of the Cutoff Date, relate to used Commercial Vehicles.

                          (xix)  Origination.  Each Receivable has an
         origination date prior to November 1, 1996.

                          (xx) Maturity of Receivables. Each Receivable had a remaining maturity, as of the Cutoff Date, of not more than 80 months, and an original maturity of not more than 84 months.

                          (xxi) Annual Percentage Rate. Each Receivable has an APR of at least 6.90% and not more than 21.04%.

                          (xxii) Payments. No Receivable had a payment that was more than 60 days overdue as of the Cutoff Date.

                          (xxiii) Billing Address. The Obligor under each Receivable had a current billing address in the United States as of the Cutoff Date.

                          (xxiv) Concentration Limit. No single Obligor accounts for more than 2.0%, by Principal Balance of Receivables, of the Original Pool Balance.

                 SECTION 2.5. Repurchase upon Breach. The Seller, the Servicer, or the Trustee, as the case may be, shall inform the other parties to this Agreement and MBCC promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.4 (and, in the case of subsections 2.4(iv), (vi), (vii), (ix) and (xvii) any breach or failure which would have occurred if such warranty had not been made to the best knowledge of the

Seller). Unless any such breach or failure shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Trustee or the Servicer of, such breach or failure, the Seller shall repurchase from the Trustee any Receivable, the interests of the Trust and the Certificateholders in which are materially and adversely affected by the breach or failure, on the Distribution Date immediately following such Collection Period but with effect from the first day of the Collection Period in which such Distribution Date occurs. In consideration of the purchase of a Receivable hereunder, the Seller shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5. The sole remedy of the Trust, the Trustee, and the Certificateholders with respect to a breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.4 shall be to require the Seller to repurchase the relevant Receivable pursuant to this Section 2.5 or to enforce the obligation of MBCC to the Seller to repurchase such Receivable pursuant to the Purchase Agreement.

                 SECTION 2.6. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of this Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as custodian on behalf of the Trustee of the following documents or instruments, which are hereby constructively delivered to the Trustee with respect to each Receivable (collectively, a "Receivable File"):

                          (i)       the original of the Receivable;

                          (ii) the original credit application fully executed by the related Obligor or a photocopy thereof;

                          (iii) the original certificate of title or such documents that the Servicer or MBCC shall keep on file, in accordance with its customary procedures, evidencing the security interest of MBCC in the Financed Vehicle(s); and

                          (iv) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

                 On the Closing Date, the Servicer shall provide an Officer's Certificate to the Trustee confirming that the Servicer has received on behalf of the Trustee all the documents and instruments necessary for the Servicer to act as the custodian of the Trustee for the purposes referred to herein, and the Trustee is hereby authorized to rely on such Officer's Certificate.

                 SECTION 2.7.  Duties of Servicer as Custodian.

                 (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Servicer and the Trustee to comply with the terms and provisions of this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable commercial vehicle receivables that the Servicer services for itself or others. In accordance with its customary practices with respect to its retail installment contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

                 (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule II to this Agreement, or at such other office as shall be specified to the

Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trustee shall instruct.

                 (c) Release of Documents. Upon written instructions from the Trustee, the Servicer shall release any document in the Receivable Files to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon thereafter as is practicable and prior to the occurrence of an Event of Servicing Termination or an event which with the passage of time and delivery of notice would constitute an Event of Servicing Termination, so long as doing so will not adversely affect the Servicer's ability to perform its obligations under this Agreement. Any document so released shall be handled by the Trustee with due care and returned to the Servicer for safekeeping as soon as the Trustee or its agent or designee, as the case may be, shall have no further need therefor and in any event at such time as may be required by the Servicer to perform its obligations under this Agreement.

                 (d) Title to Receivables. The Servicer agrees that, in respect of any Receivable held by the Servicer as custodian hereunder, the Servicer will not at any time have or in any way attempt to assert any interest in such Receivable or the related Receivable File, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of the Trust and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

                 SECTION 2.8. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of the Trustee. A certified copy of excerpts of certain resolutions of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until re-ceipt by the Servicer of written notice to the contrary given by the Trustee.

                 SECTION 2.9. Custodian's Indemnification. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred, or asserted against the Trustee, the Trust or the Certificateholders as the result of any act or omission by the Servicer relating to the maintenance and custody of the Receivable Files; provided, however, that the Servicer shall not be liable hereunder to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith, errors in judgment or negligence of the Trustee or from the compliance by the Servicer with instructions given by the Trustee to the Servicer pursuant hereto; and provided, further, that such indemnification shall not extend to any credit losses on any Receivables.

                 SECTION 2.10. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 2.10. If the Servicer shall resign as Servicer under Section 8.5 or if all of the rights and obligations of the Servicer shall have been terminated under Section 9.1, the appointment of the Servicer as custodian hereunder may be terminated by the Trustee or by the Holders of Class A Certificates and Class B Certificates evidencing not less than a majority of the sum of the Class A Principal Balance and the Class B Principal Balance, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 9.1 or the Servicer may resign as custodian in the same manner as it may resign as Servicer under Section 8.5.
As soon as practicable after any termination or resignation of such appointment, the Servicer (at its own expense) shall deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Servicer to the Trustee, the Trustee's agent or the Trustee's designee at such place or places as the Trustee may reasonably designate.

                                  ARTICLE III

               Administration and Servicing of the Trust Property

                 SECTION 3.1. Duties of Servicer. (a) The Servicer, acting alone and/or through subservicers as provided in this Section, shall administer the Receivables with reasonable care. The Servicer's duties shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state, or local governmental authorities, investigating delinquencies, reporting tax information to Obligors, furnishing monthly and annual statements to the Trustee with respect to distributions and providing collection and repossession services in the event of Obligor default. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements, to the extent that such Dealer Agreements relate to the Receivables, the Financed Vehicles or the Obligors.
In performing its duties as Servicer hereunder, the Servicer will exercise that degree of skill and attention that the Servicer exercises with respect to all comparable commercial vehicle receivables that it services for itself or others. Subject to Section 3.2, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Trustee, and the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance (including accrued interest) of any Receivable from the Obligor, except in connection with a de minimis deficiency which the Servicer would not attempt to collect in accordance with its customary procedures, in which case the Servicer shall indemnify the Trust for such deficiency. If the Servicer shall commence a legal proceeding to enforce a Receivable, the

Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer, which assignment shall be solely for purposes of collection. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust or the Trustee all licenses, if any, required by the laws of any jurisdiction to be held by the Trust or the Trustee in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

                 The Servicer may enter into subservicing agreements with one or more subservicers for the servicing and administration of certain of the Receivables; provided, however, that any such subservicer shall be and shall remain, for so long as it is acting as subservicer, an Eligible Servicer, and any fees paid to such subservicer shall be paid by the Servicer and not out of the proceeds of the Trust, and any such subservicer shall agree to service the Receivables in a manner consistent with the terms of this Agreement.

                 (b) References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by the Servicer in servicing the Receivables and other actions taken, to be taken, permitted to be taken, or restrictions on actions to be taken with respect to the Trust Property shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken by a subservicer on behalf of the Servicer and references herein to payments received by the Servicer shall include payments received by a subservicer, irrespective of whether such payments are actually deposited in the Collection Account by such subservicer. Any such subservicing agreement will contain terms and provisions substan-tially identical to the terms and provisions of this Agreement and such other terms and provisions as are not inconsistent with this Agreement and as the Servicer and the subservicer have agreed.

                 (c) The Servicer shall be entitled to terminate any subservicing agreement in accordance with the terms and conditions of such subservicing agreement and without any limitation by virtue of this Agreement; provided, however, that, in the event of termination of any subservicing agreement by the Servicer, the Servicer shall either act directly as servicer of the related Receivables or enter into a subservicing agreement with a successor subservicer which will be bound by the terms of the related subservicing agreement.

                 (d) As a condition to the appointment of any subservicer, the Servicer shall notify the Trustee, the Seller and the Rating Agencies in writing before such assignment becomes effective and such subservicer shall be required to execute and deliver an instrument in which it agrees that, for so long as it acts as subservicer of the Receivables and the other Trust Property being serviced by it, the covenants, conditions, indemnities, duties, obligations and other terms and provisions of this Agreement applicable to the Servicer hereunder shall be applicable to it as subservicer, that it shall be required to perform its obligations as subservicer for the benefit of the Trust as if it were Servicer hereunder (subject, however, to the right of the Servicer to direct the performance of such obligations in accordance with this Agreement) and that, notwithstanding any provision of a subservicing agreement to the contrary, such subservicer shall be directly liable to the Trustee and the Trust (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder) for the failure by such subservicer to perform its obligations hereunder or under any subservicing agreement, and that (notwithstanding any failure by the Servicer to perform its duties and obligations hereunder) the Trustee may enforce the provisions of this Agreement and any subservicing agreement against the subservicer for the benefit of the Trust and the Certificateholders, without diminution of such obligations or liabilities by virtue of any subservicing agreement, by virtue of any indemnification provided thereunder or by virtue of the fact that the Servicer is primarily responsible hereunder for the performance of such duties and obligations, as if a subservicer alone were servicing and administering, under this Agreement, the Receivables and the other Trust Property being serviced by it under the subservicing agreement.

                 (e) Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a subservicer or reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Trust, the Trustee and the Certificateholders for the servicing and administering of the Receivables and the other Trust Property in accordance with the provisions of this Agreement (including for the deposit of payments received by a subservicer, irrespective of whether such payments are actually remitted to the Servicer or deposited in the Collection Account by such subservicer, provided that if such amounts are so deposited, the Servicer shall have no further obligation to do so) without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from a subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables and the other Trust Property. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                 (f) In the event the Servicer shall for any reason no longer be acting as such (including by reason of the occurrence of an Event of Servicing Termination), the successor Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the outgoing Servicer as a party to such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligation on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such subservicing agreement and the Receivables and the other Trust Property then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, such subservicing agreement shall be immediately cancelable by the successor Servicer upon written notice to the subservicer and the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Receivables and the other Trust Property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Receivables and the other Trust Property being serviced by such subservicer to the successor Servicer.

                 SECTION 3.2. Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable commercial vehicle receivables that it services for itself and others. The Servicer will not increase or decrease the number or amount of any Scheduled Payment, or the Amount Financed under a Receivable or the APR of a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may extend a Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable commercial vehicle receivables that it services for itself and others and in accordance with its customary standards, policies and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the Final Scheduled Maturity Date; provided, further, that such extensions will not be made if the extensions would modify the terms of such Receivable in such a manner so as to constitute a cancellation of such Receivable and the creation of a new Receivable for federal income tax purposes. In the event that the Servicer fails to comply with the provisions of the preceding sentence, the

Servicer shall be required to purchase the Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in Section 3.6 as of the first day of the Collection Period following the Collection Period in which such failure occurs.

                 SECTION 3.3. Realization upon Receivables. On behalf of the Trust, the Servicer shall charge off a delinquent Receivable in accordance with its customary standards and shall use its best efforts to repossess and liquidate the Financed Vehicle securing any Defaulted Receivable as soon as feasible after default, in accordance with the standard of care required by
Section 3.1. In taking such action, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable commercial vehicle receivables, and as are otherwise consistent with the standard of care required under Section 3.1, which shall include the exercise of any rights of recourse to Dealers under the Dealer Agreements. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle and any deficiency obtained from the Obligor. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

                 If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from the Trustee to the Servicer of the rights of recourse under such Dealer Agreement. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Trustee, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer

Agreement, including bringing suit in its name or the names of the Certificateholders.

                 SECTION 3.4. Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with the standard of care required under
Section 3.1, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Trustee, on behalf of the Trust, hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary and customary in accordance with the Servicer's ordinary procedures to re-perfect such security interest in the event the Servicer receives notice of the relocation of a Financed Vehicle to a location in the United States of America or Canada or for any other reason.

                 SECTION 3.5. Covenants of Servicer. The Servicer makes the following covenants on which the Trustee relies in accepting the Trust Property in trust and in executing and authenticating the Certificates:

                 (i) Security Interest to Remain in Force. The Servicer will not release the Financed Vehicle securing a Receivable from the security interest granted by the Receivable in whole or in part, except as contemplated herein or voluntarily allow an Obligor to relocate outside the United States of America or Canada.

                 (ii) No Impairment. The Servicer will not (nor will it permit any subservicer to) impair in any material respect the rights of the Certificateholders in the Receivables or, subject to clause
         (iii) and (iv) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust and the Certificateholders hereunder would be materially adversely affected.

                 (iii) Amendments. The Servicer will not increase or decrease the number or amount of Scheduled Payments or the Amount Financed under a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable, except pursuant to Section 3.2.

                 (iv) Extensions. The Servicer will not extend a Receivable except in accordance with Section 3.2.

                 SECTION 3.6. Purchase by Servicer upon Breach. The Seller, the Servicer or the Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of
Section 3.2, 3.4 or 3.5. Subject to Section 3.2, unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach or failure, the Servicer shall purchase from the Trustee the Receivable or Receivables, the interests of the Trust and the Certificateholders in which are materially and adversely affected by the breach or failure, on the Distribution Date immediately following such Collection Period but with effect from the first day of the Collection Period in which such Distribution Date occurs. In consideration of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5. Except as provided in
Section 8.2, the sole remedy of the Trust, the Trustee, or the Certificateholders against the Servicer with respect to a breach pursuant to
Section 3.2, 3.4 or 3.5 shall be to require the Servicer to purchase Receivables pursuant to this Section 3.6.

                 SECTION 3.7. Servicing Compensation. The "Servicing Fee" with respect to a Collection Period shall be an amount equal to one-twelfth of the product of the Servicing Rate and the Pool Balance as of the first day of such Collection Period. If it is acceptable to each Rating Agency without a reduction in the rating of the Class A Certificates, the Servicing Fee in respect of a Collection Period (together with any portion of a Servicing Fee that remains unpaid from prior Collection Periods) at the option of the Servicer may be paid at or as soon as possible after the beginning of such Collection Period. As additional servicing compensation, the Servicer shall also be entitled to all administrative fees and charges (including late fees and charges) collected (from whatever source) on the Receivables (the "Supplemental Servicing Fee") and, to the extent not required to be deposited in the Class A Reserve Fund pursuant to subsection 4.7(g), investment earnings on amounts on deposit in the Collection Account and the

Payahead Account. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including fees and expenses of the Trustee (and any custodian appointed by the Trustee) and independent accountants, any subservicer, taxes imposed on the Servicer or any subservicer (to the extent not paid by such subservicer), and expenses incurred in connection with distributions and reports to the Certificateholders) except expenses incurred in connection with realizing upon Receivables under Section 3.3.

                 SECTION 3.8. Servicer's Certificate. On or before the Determination Date immediately preceding each Distribution Date, the Servicer shall deliver to the Trustee, the Payahead Agent, the Class A Agent, the Class B Agent and the Seller a certificate of a Servicing Officer substantially in the form of Exhibit C hereto (a "Servicer's Certificate") and attached to a Servicer's report, in form and substance acceptable to the Trustee, containing all information necessary to make the transfers and distributions pursuant to Sections 4.3, 4.4, 4.5 and 4.6, and all information necessary for the Trustee to send statements to Certificateholders pursuant to Section 4.9. The Servicer also shall separately identify (by account number of the Receivable as it appears in the related Schedule of Receivables) in a written notice to the Trustee and the Seller the Receivables to be repurchased by the Seller or to be purchased by the Servicer, as the case may be, on the related Distribution Date, and each Receivable which became a Defaulted Receivable during the related Collection Period.

                 SECTION 3.9. Annual Statement as to Compliance. (a) The Servicer shall deliver to the Trustee, on or before March 31 of each year, commencing March 31, 1998, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or longer period, in the case of the first such Officer's Certificate) and of its performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or longer period, in the case of the first such certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                 (b) The Servicer shall deliver to the Trustee and the Seller promptly upon having knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes or, with the giving of notice or lapse of time, or both, would become, an Event of Servicing Termination under Section 9.1.

                 SECTION 3.10. Annual Independent Certified Public Accountants' Reports. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer, the Seller or MBCC) to deliver to the Trustee on or before March 31 of each year, commencing March 31, 1998, a report addressed to the Board of Directors of the Servicer and to the Trustee with respect to the preceding calendar year (or longer period, in the case of the first such report) to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, (2) included tests relating to commercial vehicle loans and retail installment contracts serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement, and (3) except as described in the report, disclosed no exceptions or errors in the records relating to commercial vehicle loans and retail installment contracts serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report. Such report shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. A copy of such report may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                 SECTION 3.11. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide the Trustee and the Certificateholders with access to the Receivable Files (in the case of the Certificateholders, where the Certificateholder shall be required by applicable statutes or regulations to have access to such documentation). Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer, and, prior to the occurrence of an Event of Servicing Termination or an event which with the passage of time and delivery of notice would constitute an Event of Servicing Termination, only to the extent that such access does not disrupt the Servicer's normal business operations and does not adversely affect the Servicer's ability to perform its obligations under this Agreement. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any Certificateholder, by its acceptance of a Certificate, shall be deemed to have agreed to keep all information obtained by it pursuant to this Section confidential except as may be required by applicable law and not to use any such information except as permitted by, or to enforce, this Agreement.

                 SECTION 3.12. Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. The Seller shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings. The Servicer shall provide copies of any such reports to the Trustee.

                 SECTION 3.13. Reports to the Rating Agency. The Servicer shall deliver to each Rating Agency, at such address as each Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any subservicing agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

                                   ARTICLE IV

                         Distributions; Reserve Funds;
                        Statements to Certificateholders

         SECTION 4.1. Accounts. (a) The Trustee shall establish the Collection Account and the Certificate Account in the name of the Trustee for the benefit of the Certificateholders. The Collection Account and the Certificate Account shall at all times each be an Eligible Deposit Account and shall each be initially established and maintained with the Trustee. If the Servicer is required to remit collections pursuant to the first sentence of
Section 4.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in Eligible Investments that mature not later than the Distribution Date for the Collection Period to which such amounts relate, and such Eligible Investments shall be held to maturity; provided, however, that it is understood and agreed that neither the Trustee nor the Payahead Agent shall be liable for any loss arising from investments in Eligible Investments. On each Distribution Date, all interest and other income (net of losses and investment expenses) on funds on deposit in the Collection Account during the preceding Collection Period shall be withdrawn from the Collection Account at the direction of the Servicer and, so long as MBCC is the Servicer, deposited in the Class A Reserve Fund in an amount not to exceed the aggregate Shortfall Amount for the related Collection Period to the extent specified in Section 4.7(g) and any remaining investment income shall be paid to the Servicer. Amounts in the Certificate Account shall not be invested.

                 (b) The Trustee shall establish the Payahead Account in the name of the Payahead Agent for the benefit of the Obligors. The Payahead Account shall at all times be an Eligible Deposit Account and shall be initially established and maintained with the Payahead Agent. All amounts held in the Payahead Account shall be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Payahead Account in Eligible Investments that mature not later than the Distribution Date for the Collection Period to which such amounts relate and such Eligible Investments shall be held to maturity; provided, however, that it is understood and agreed that neither the Trustee nor the Payahead Agent shall be liable for any loss arising from investments in Eligible Investments. On each Distribution Date, all interest and other income (net of losses and investment expenses) on funds on deposit in the Payahead Account during the preceding Collection Period shall be withdrawn from the Payahead Account at the direction of the Servicer and, so long as MBCC is the Servicer, deposited in the Class A Reserve Fund in an amount not to exceed the aggregate Shortfall Amount for the related Collection Period to the extent specified in Section 4.7(g) and any remaining investment income shall be paid to the Servicer. In no event shall the Payahead Account be property of the Trust or security for the Certificates.

                 (c) Reserved

                 (d)  Notwithstanding the provisions of clause (b) above and of
Section 4.6(a)(ii), for so long as (i) MBCC is the Servicer, (ii) the Servicing Guaranty Agreement is in full force and effect and the rating of DBNA's short-term unsecured debt is at least P-1 by Moody's and at least A-1 by S&P, and (iii) no Event of Servicing Termination shall have occurred (each, a "Monthly Remittance Condition"), Payaheads need not be remitted to and deposited in the Payahead Account but instead may be held by the Servicer. So long as such Monthly Remittance Conditions are met, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Certificate Account in accordance with Section 4.6(a)(ii). At any time a Monthly Remittance Condition is not met, the Servicer shall deposit in the Payahead Account, as soon as practicable but in no event after the close of business on the second Business Day after such Monthly Remittance Condition ceases to be met or, if later, the close of business on the second Business Day after receipt thereof the amount of any Payaheads then held or received by it. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied the Servicer may utilize, with respect to Payaheads, an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Payahead Agent written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Class A Certificates. The Payahead Agent shall not be deemed to have knowledge of any event or circumstance under clause (iii) of the first sentence of this Section 4.1(d) that would require remittance of the Payaheads to the Payahead Account unless the Payahead Agent has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Holders of Certificates (excluding from such calculation any Certificates held by the Seller or its Affiliates) evidencing not less than 25% of the sum of the Class A Principal Balance and the Class B Principal Balance (excluding from such calculation any Certificates held by the Seller or its Affiliates) or unless an Authorized Officer in the Corporate Trust Office with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance.

                          (e)  The Servicer shall be permitted to remit to any
Obligor, upon the request of such Obligor, the Payahead Balance with respect to such Obligor's Receivable or such lesser amount requested by such Obligor, in accordance with the Servicer's customary standards, policies and procedures, to the extent that such amount is not then due on such Receivable. The Payahead Agent shall remit to any Obligor, upon request of the Servicer following receipt by the Servicer of such a request by the Obligor, the Payahead Balance with respect to such Obligor's Receivable, or such lesser amount requested by such Obligor, or the Servicer, as applicable, to the extent that such amount is not then due on such Receivable. Upon any such remittance, such Payahead Balance shall be reduced by the amount of such remittance.

                 SECTION 4.2. Collections. (a) The Servicer shall remit to the Collection Account (i) all payments by or on behalf of the Obligors with respect to the Receivables (excluding amounts received by the Servicer with respect to Excess Amounts, Payaheads and Supplemental Servicing Fees) and (ii) all Liquidation Proceeds and Recoveries, received by the Servicer during any Collection Period (such amounts and the proceeds thereof, "Collection Account Property"), as soon as practicable, but in no event after the close of business on the second

Business Day after receipt thereof. MBCC, so long as it is acting as the Servicer, may make remittances of collections on a less frequent basis than that specified in the immediately preceding sentence so long as, and only for so long as, specific terms and conditions set forth below in this Section 4.2 are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 4.2, the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on the related Distribution Date but only for so long as each Monthly Remittance Condition is satisfied. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Class A Certificates. The Trustee shall not be deemed to have knowledge of any event or circumstance under clause (iii) of the definition of Monthly Remittance Condition that would require remittance by the Servicer to the Collection Account pursuant to the first sentence of this Section 4.2(a) unless the Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Holders of Certificates (excluding from such calculation any Certificates held by the Seller or its Affiliates) evidencing not less than 25% of the sum of the Class A Principal Balance and the Class B Principal Balance (excluding from such calculation any Certificates held by the Seller or its Affiliates) or an Authorized Officer in the Corporate Trust Office with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance.

                 (b) Notwithstanding the provisions of Section 4.2(a) hereof, the Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period any amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned unpaid for insufficient funds or other reasons, in each case, with respect to which the Servicer has not been previously reimbursed hereunder. The amount to be retained or reimbursed hereunder shall not be included in collections with respect to the related Distribution Date.

                 SECTION 4.3. Application of Collections. For the purposes of this Agreement, all collections with respect to each Receivable (other than amounts received by the Servicer with respect to Excess Amounts and the Supplemental Servicing Fee) in each Collection Period shall be applied by the Servicer as follows:

                          Payments by or on behalf of the Obligor with respect to such Receivable shall be applied first, to reduce Outstanding Advances as described in Section 4.4(a) below. Next, any excess shall be applied to the Scheduled Payment for such Collection Period in respect of such Receivable. Any remaining excess shall be applied to prepay the Receivable, but only if the sum of such excess and the existing Payahead Balance in respect of such Receivable shall be sufficient to prepay such Receivable in full. Otherwise, any such remaining excess shall constitute a Payahead, and shall increase the Payahead Balance.

                 SECTION 4.4. Advances. (a) As of the last day of each Collection Period other than the Collection Period in which a Receivable is paid in full, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of a Receivable after application under Section
4.3 shall be less than the Scheduled Payment in respect of such Receivable, the Payahead Balance for such Receivable shall be applied to the extent of the shortfall, and such Payahead Balance shall be reduced accordingly. Next, subject to Section 4.4(b), an Advance shall be made by the Servicer to the extent of any remaining shortfall in respect of such Receivable. Outstanding Advances with respect to a Receivable shall be reduced by subsequent payments by or on behalf of the related Obligor, collections of Liquidation Proceeds and Recoveries in respect of the related Receivable, and payment of the Purchase Amount.

                 If the Servicer shall determine that an Outstanding Advance with respect to any Receivable shall not be recoverable as described in the preceding paragraph, the Servicer shall be reimbursed from any collections credited to payments made on other Receivables in the Trust (including Liquidation Proceeds and Recoveries), and Outstanding Advances with respect to such Receivable shall be reduced accordingly.

                 (b) The Servicer may elect not to make an Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, does not expect to recover such Advance from subsequent payments on such Receivable.

                 SECTION 4.5.  Additional Deposits.  Advances pursuant to
Section 4.4(a), Purchase Amounts pursuant to Sections 2.5 and 3.6 and amounts to be deposited by the Servicer pursuant to Section 11.2 with respect to a Collection Period shall be deposited in the Collection Account in immediately available funds no later than 10:00 a.m., New York City time, on the Distribution Date related to such Collection Period. The Trustee shall deposit in the Certificate Account on such Distribution Date the aggregate of any amounts received from the Class A Reserve Fund pursuant to Section 4.7(f) and amounts otherwise received pursuant to the Shortfall Amount Agreement on the date of receipt thereof.

                 SECTION 4.6. Distributions. (a) On each Distribution Date, the Trustee shall cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                                    (i)  From the Collection Account to the
         Certificate Account, in immediately available funds, the Total Available Amount then on deposit in the Collection Account; provided, however, that in the event that the Servicer is required to make deposits to the Collection Account pursuant to the first sentence of
         Section 4.2(a), the amount of the funds transferred from the Collection Account to the Certificate Account will include only those funds that were deposited in the Collection Account for the Collection Period related to such Distribution Date.

                                   (ii)  From the Payahead Account, or from
         the Servicer in the event the provisions of





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
         Section 4.1(d) above are applicable, to the Certificate Account, in immediately available funds, (x) the aggregate portion of Payaheads constituting Scheduled Payments or prepayments in full for the Collection Period related to such Distribution Date, required by Sections 4.3 and 4.4(a), and (y) the Payahead Balance, if any, relating to any Purchased Receivable.

                                    (iii)  From the Collection Account to the
         Servicer, in immediately available funds, repayment of Outstanding Advances, made pursuant to Section 4.4(a), to the extent of amounts available hereunder for such purpose.

                 (b) The Servicer shall on each Determination Date calculate the Total Available Amount, the Available Interest, the Available Principal, the Shortfall Amount, the Class A Distributable Amount, the Class B Distributable Amount and the Retained Yield, and, based on the Total Available Amount and the other distributions to be made on such Distribution Date, determine the amount distributable to Certificateholders of each Class and to the Seller as Retained Yield.

                 (c) On each Distribution Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9) shall, subject to Section 4.6(d) hereof, make the following distributions in the following order of priority:

                                    (i)  first, to the Servicer, from the
         Available Interest (pro rata from the Class A Percentage and the Class B Percentage of Available Interest), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                                    (ii)  second, to the Class A
         Certificateholders, an amount equal to the sum of the Class A Interest and any outstanding Class A Interest Carryover Shortfall as of the close of business on the preceding Distribution Date, such amount to be paid (A) first, from the Class A Percentage of Available Interest (as such Available Interest has been reduced by Servicing Fee payments), (B) second, to the extent such amount is insufficient, from the

         Class A Reserve Fund; (C) third, to the extent such amounts are insufficient, from the Class B Percentage of Available Interest (as such Available Interest has been reduced by Servicing Fee payments) and (D) fourth, to the extent such amounts are insufficient, from the Class B Percentage of Available Principal.

                                    (iii)  third, to the Class B
         Certificateholders, an amount equal to the sum of the Class B Interest and any outstanding Class B Interest Carryover Shortfall as of the close of business on the preceding Distribution Date, such amount to be paid (A) first, from Available Interest (as such Available Interest has been reduced by payments pursuant to clauses (i) and (ii) above), and (B) second, to the extent such amount is insufficient, from the Class B Reserve Fund;

                                    (iv)  fourth, to the Class A
         Certificateholders, an amount equal to the sum of the Class A Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date, such amount to be paid (A) first, from the Class A Percentage of the Available Principal, (B) second, to the extent such amount is insufficient, from Available Interest (as reduced by distributions pursuant to clauses (i), (ii), and (iii) above), (C) third, to the extent such amounts are insufficient, from the Class A Reserve Fund, and (D) fourth, to the extent such amounts are insufficient, from the Class B Percentage of Available Principal;

                                    (v)  fifth, to the Class B
         Certificateholders, an amount equal to the sum of the Class B Principal and any outstanding Class B Principal Carryover Shortfall as of the close of business on the preceding Distribution Date, such amount to be paid (A) first, from the Class B Percentage of Available Principal, (B) second, to the extent such amount is insufficient, from remaining Available Interest (as reduced by distributions pursuant to clauses (i), (ii), (iii) and (iv) above), and (C) third, to the extent such amounts are insufficient, from the Class B Reserve Fund; and

                                    (vi)  sixth, to the extent there are
         remaining funds consisting of Available Interest, an amount equal to the Retained Yield for such Distribution Date, plus any Retained Yield remaining unpaid from prior Distribution Dates, shall be paid:

                                        (A) first, to the Class A Reserve Fund
                 in an amount equal to the excess of the Specified Class A Reserve Balance over the amount on deposit therein after giving effect to any deposit thereto on such Distribution Date pursuant to Section 4.7(g);

                                        (B) second, to the Class B Reserve
                 Fund in an amount equal to the excess of the Specified Class B Reserve Balance over the amount on deposit therein; and

                                        (C) third, to the Seller in payment
                 of the Retained Yield.

                 (d) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates shall be and hereby are subordinated, to the extent set forth in Section 4.6(c), to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates and the rights of the Servicer to receive the Servicing Fee (and any accrued and unpaid Servicing Fee from prior Collection Periods) in the event of delinquency or defaults on the Receivables. The rights of the Seller to receive distributions in respect of the Retained Yield shall be and hereby are subordinated, to the extent set forth in Section 4.6(c), to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates, the rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates, and the rights of the Servicer to receive the Servicing Fee (and any accrued and unpaid Servicing Fee from prior Collection Periods) in the event of delinquency or defaults on the Receivables. Upon the written instructions of the Servicer included in the Servicer's Certificate delivered on the related Determination Date pursuant to
Section 3.8, the Class A Agent and the Class B Agent shall release amounts available in the Class A Reserve Fund and the Class B Reserve Fund, respectively, as provided in Section 4.6(c) and distribute such amounts





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
to the Trustee for application in accordance with Section 4.6(c).

                 (e) Subject to Section 11.1 with respect to the final payment upon retirement of each Certificate, the Servicer shall on each Distribution Date instruct the Trustee to distribute to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder is the Seller or a Clearing Agency that shall have provided to the Servicer appropriate instructions prior to such Distribution Date, or, if not, by check mailed to such Certificateholder (such check to be mailed as soon as reasonably practicable on or after such Distribution Date) at the address of such Certificateholder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder pursuant to such Holder's Certificates.

                 SECTION 4.7. Subordination; Reserve Funds; Priority of Distributions.

                          (a) (i) In order to effectuate the subordination provided for herein and to provide for the payment of Shortfall Amounts, there shall be established by the Seller and maintained by each of the Class A Agent and the Class B Agent separate Eligible Deposit Accounts to include the money and other property deposited and held therein pursuant to this subsection 4.7(a)(i) and subsections 4.7(a)(ii) and 4.7(b) (the "Class A Reserve Fund" and the "Class B Reserve Fund," respectively). On the date of issuance of the Certificates, the Seller shall deposit the Class A Reserve Initial Deposit, if any, into the Class A Reserve Fund, and the Class B Reserve Initial Deposit, if any, into the Class B Reserve Fund. Neither the Class A Reserve Fund nor the Class B Reserve Fund shall be part of the Trust. Each of the Class A Certificateholders, on behalf of itself and its successors and assigns (including, but not limited to, any future Holder of a Class A Certificate), hereby appoints Citibank, N.A., acting in its capacity as agent for the purposes of this Section 4.7 and not as Trustee, as its agent with respect to the Class A Reserve Fund and the Class A

         Reserve Fund Property (the "Class A Agent"), and the Class A Agent hereby accepts such appointment. Each of the Class B Certificateholders, on behalf of itself and its successors and assigns (including, but not limited to, any future Holder of a Class B Certificate), hereby appoints Citibank, N.A., acting in its capacity as agent for the purposes of this Section 4.7 and not as Trustee, as its agent with respect to the Class B Reserve Fund and the Class B Reserve Fund Property (the "Class B Agent"), and the Class B Agent hereby accepts such appointment.

                                    (ii)  In order to provide for the prompt
         payment to the Class A Certificateholders and the Class B Certificateholders, in accordance with Sections 4.6(c) and 4.6(d), to give effect to the subordination provided for herein, and to assure availability of the amounts maintained in the Class A Reserve Fund and the Class B Reserve Fund:

                                        (A)  The Seller, as owner of the
                 Retained Yield, on behalf of itself and its successors and assigns, hereby collaterally assigns, conveys, and transfers to the Class A Agent, the Class A Reserve Initial Deposit and all proceeds thereof (but excluding investment earnings attributable to Class A Reserve Fund Property and proceeds attributable thereto), and grants a security interest to the Class A Agent and its successors and assigns, in the Class A Reserve Initial Deposit and all proceeds thereof (but excluding investment earnings attributable to Class A Reserve Fund Property and proceeds attributable thereto); and

                                        (B)  The Seller, as owner of the
                 Retained Yield, on behalf of itself and its successors and assigns, hereby collaterally assigns, conveys, and transfers to the Class A Agent, all its right, title, and interest in and to the Class A Reserve Fund, and all proceeds of the foregoing, including, without limitation, all other amounts and Eligible Investments (but excluding investment earnings attributable to Class A Reserve Fund Property and proceeds attributable thereto) held from time to time in the Class A Reserve Fund, and grants a security interest to the Class A Agent and its successors and assigns, in and to the Class A Reserve Fund, and all proceeds of the foregoing, including without limitation, all other amounts and Eligible Investments (but excluding investment earnings attributable to Class A Reserve Fund Property and proceeds attributable thereto) held from time to time in the Class A Reserve Fund, in each case, to secure the payment of the Class A Distributable Amount provided for in Section 4.6 and this Section;

         (all of the foregoing non-excluded amounts, subject to the limitations set forth below, the "Class A Reserve Fund Property"), to have and to hold all the aforesaid property, rights and privileges unto the Class A Agent, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this
         Section 4.7. The Class A Agent hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Class A Reserve Fund Property in accordance with the terms and provisions of this Section 4.7; and

                                        (C)  In the event a Class B Reserve
                 Initial Deposit is made, the Seller, as owner of the Retained Yield, on behalf of itself and its successors and assigns, shall collaterally assign, convey, and transfer to the Class B Agent, the Class B Reserve Initial Deposit and all proceeds thereof (but excluding investment earnings attributable to Class B Reserve Fund Property and proceeds attributable thereto), and grant a security interest to the Class B Agent and its successors and assigns, in the Class B Reserve Initial Deposit and all proceeds thereof (but excluding investment earnings attributable to Class B Reserve Fund Property and proceeds attributable thereto);

                                        (D)  The Seller, as owner of the
                 Retained Yield, on behalf of itself and its successors and assigns, hereby collaterally assigns, conveys, and transfers to the Class B Agent, all its right, title, and interest in and to the Class B Reserve Fund, and all proceeds of the foregoing, including, without limitation, all other amounts and Eligible Investments (but excluding investment earnings attributable to Class B Reserve Fund Property and proceeds attributable thereto) held from time to time in the Class B Reserve Fund, and grants a security interest to the Class B Agent, in and to the Class B Reserve Fund, and all proceeds of the foregoing, including without limitation, all other amounts and Eligible Investments (but excluding investment earnings attributable to Class B Reserve Fund Property and proceeds attributable thereto) held from time to time in the Class B Reserve Fund,in each case, to secure the payment of the Class B Distributable Amount provided for in Section 4.6 and this Section;

         (all of the foregoing non-excluded amounts, subject to the limitations set forth below, the "Class B Reserve Fund Property"), to have and to hold all the aforesaid property, rights and privileges unto the Class B Agent, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this
         Section 4.7. The Class B Agent hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Class B Reserve Fund Property in accordance with the terms and provisions of this Section 4.7.

                                    (iii)  The trusts established pursuant to
         this Section 4.7 shall not under any circumstances be deemed to be part of or otherwise included in the Trust. Any amounts deposited in the Class A Reserve Fund or the Class B Reserve Fund will be deemed to have been paid to the Seller. For federal income tax purposes, the Seller shall treat all amounts deposited in the Class A Reserve Fund or Class B Reserve Fund that would have been distributed to the Seller as Retained Yield but for the application of Section 4.6(c)(vi) as having been received by the Seller and shall treat all the income earned on the Class A Reserve Fund or Class B Reserve Fund as its income.





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
                          (b)  If, on any Distribution Date, the principal
amount of Class A Reserve Fund Property (after taking into account any withdrawals from and deposits into the Class A Reserve Fund pursuant to Sections 4.6 and 4.7) is greater than the Specified Class A Reserve Balance for such Distribution Date, the Class A Agent shall upon the written instruction of the Servicer, release such excess from the Class A Reserve Fund and (i) if the principal amount of the Class B Reserve Fund Property (after taking into account any withdrawals from and deposits in the Class B Reserve Fund pursuant to Section 4.6) is less than the Specified Class B Reserve Balance for such Distribution Date, deposit such excess, to the extent of such shortfall, in the Class B Reserve Fund and (ii) to the extent that the principal amount of the Class B Reserve Fund Property (after taking into account any withdrawals from and deposits in the Class B Reserve Fund pursuant to Section 4.6) is equal to or greater than the Specified Class B Reserve Balance for such Distribution Date, release to the Trustee and the Trustee, at the instruction of the Servicer, shall distribute to the Seller, the amount of the excess. Amounts properly released from the Class A Reserve Fund and deposited in the Class B Reserve Fund or distributed to the Seller pursuant to Section 4.6(c) or this
Section 4.7(b), either directly from the Certificate Account without deposit in the Class A Reserve Fund and/or the Class B Reserve Fund or from the Class A Reserve Fund and/or the Class B Reserve Fund, shall be deemed released from the trust established by this Section 4.7, and neither the Trustee, the Class A Certificateholders, nor the Class B Certificateholders shall have any further claim upon any such distributed amounts. The delivery of the Servicer's Certificate pursuant to Section 3.8 shall, unless otherwise specified by the Servicer, be deemed an appropriate written instruction for purposes of this
Section 4.7(b).

                          (c)       If, on any Distribution Date, the principal
amount of Class B Reserve Fund Property (after taking into account any withdrawals from and deposits in the Class B Reserve Fund pursuant to Section 4.6) is greater than the Class B Specified Reserve Balance for such Distribution Date, the Class B Agent shall upon the written instruction of the Servicer, release such excess from the Class B Reserve Fund to the Trustee and the Trustee, at the instruction of the Servicer, shall dis-tribute to the Seller, the amount of the excess. Amounts properly distributed to the Seller pursuant to Section 4.6(c) or this Section 4.7(c), either directly from the Certificate Account without deposit in the Class B Reserve Fund or from the Class B Reserve Fund, shall be deemed released from the trust established by this Section 4.7, and neither the Trustee, the Class A Certificateholders nor the Class B Certificateholders shall in any event thereafter have any claim to any such distributed amounts. The delivery of the Servicer's Certificate pursuant to Section 3.8 shall, unless otherwise specified by the Servicer, be deemed an appropriate written instruction for purposes of this Section 4.7(c).

                          (d) (i) Amounts held in the Class A Reserve Fund and the Class B Reserve Fund shall be invested in Eligible Investments in the manner specified in Section 4.1(a), in accordance with written instructions from the Seller, and such investments shall not be sold or disposed of prior to their maturity (provided, however, that it is understood and agreed that the Class A Agent and the Class B Agent shall not be liable for any loss arising from investments in Eligible Investments) ; provided, however, that to the extent permitted by the Rating Agencies, funds on deposit in the Class A Reserve Fund and the Class B Reserve Fund may be invested in Eligible Investments that mature later than the next succeeding Distribution Date. All such investments shall be made in the name of the Class A Agent or the Class B Agent, as applicable, or its nominee and all income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Class A Agent or the Class B Agent, as applicable, to the Seller on each Distribution Date.

                                    (ii)  Each of the Seller and the Servicer
         agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be determined to be necessary, in the Opinion of Counsel of the Seller delivered to the Class A Agent and/or the Class B Agent, in order to perfect the security interests created by this Section 4.7 and otherwise fully to effectuate the





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
         purposes, terms and conditions of this Section 4.7. The Seller and the Servicer shall:

                                        (A)  promptly execute, deliver and file
                 any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee's security interest; and

                                        (B)  make the necessary filings of
                 financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in their respective corporate names or any trade names, (2) any change in the location of their respective chief executive offices or principal places of business and (3) any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify the Trustee of any such filings.

                                    (iii)  Investment earnings attributable to
         the Class A Reserve Fund Property and the Class B Reserve Fund Property and proceeds therefrom shall be held by the Class A Agent and the Class B Agent, respectively, for the benefit of the Seller. Investment earnings attributable to the Class A Reserve Fund Property and the Class B Reserve Fund Property shall not be available to satisfy the subordination provisions of this Agreement and shall not otherwise be subject to any claims or rights of the Class A Certificateholders, the Class B Certificateholders or the Servicer. The Class A Agent and the Class B Agent shall cause all investment earnings received on or prior to each Distribution Date and attributable to the Class A Reserve Fund Property and the Class B Reserve Fund Property, respectively, to be distributed on such Distribution Date to the Seller. Losses if any, on investments in the Class A Reserve Fund or the Class B Reserve Fund shall be charged first against undistributed investment earnings attributable to the Class A Reserve Fund Property or Class B Reserve Fund Property, as the case may be, and then against the principal amount of the applicable Class A Reserve Fund Property or Class B Reserve Fund Property.

                                    (iv)  The Class A Agent and the Class B
         Agent shall not enter into any subordination or intercreditor agreement with respect to the Class A Reserve Fund Property or the Class B Reserve Fund Property, respectively.

                 (e)  Upon termination of this Agreement in accordance with
Section 11.1 or 11.2, all remaining Class A Reserve Fund Property and Class B Reserve Fund Property shall, upon written instruction of either the Servicer or the Seller, be paid to the Seller.

                 (f) If with respect to any Collection Period there are positive Shortfall Amounts, the Class A Agent, not later than 12:00 noon, New York City time, on the related Distribution Date, shall, upon the written direction of the Servicer, withdraw from the Class A Reserve Fund and deposit into the Certificate Account, an amount equal to such Shortfall Amounts.

                          [The delivery of the Servicer's Certificate pursuant
to Section 3.8 shall, unless otherwise specified by the Servicer, be deemed an appropriate written instruction for purposes of this Section 4.7(f).] MBCC shall retain all Excess Amounts, which amounts will not be assets of the Trust; provided, however, that to the extent specified in Section 4.7(g), MBCC shall deposit such Excess Amounts or the applicable portion thereof in the Class A Reserve Fund.

                 (g) On each Distribution Date, after giving effect to any withdrawals from the Class A Reserve Fund pursuant to Section 4.6 and 4.7(f) on such Distribution Date, MBCC shall deposit into the Class A Reserve Fund an amount equal to the aggregate Shortfall Amounts for the related Collection Period. If MBCC shall fail to make such deposit to the Class A Reserve Fund on any Distribution Date, (i) the Servicer shall deposit all interest and other income (net of losses and investment expenses) on deposit in the Collection Account and Payahead Account as specified in Section 4.1(a) and (b) and (ii) MBCC shall deposit Excess Amounts as specified in Section 4.7(f); provided, however, that the aggregate amount to be deposited in the Class A Reserve Fund pursuant to this





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
Section 4.7(g) shall not exceed the aggregate Shortfall Amounts for the related Collection Period.

                 SECTION 4.8. Net Deposits. As an administrative convenience, the Seller, the Servicer, the Payahead Agent, the Class A Agent and the Class B Agent may make any remittance pursuant to this Article IV with respect to a Collection Period net of distributions to be made to the Seller, the Servicer, the Payahead Agent, the Class A Agent or the Class B Agent with respect to such Collection Period. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

                 SECTION 4.9. Statements to Class A Certificateholders and Class B Certificateholders. (a) On each Distribution Date, the Trustee shall include with each distribution to each Class A Certificateholder and Class B Certificateholder of record, a statement, prepared by the Servicer, based on information in the Servicer's Certificate furnished pursuant to Section 3.9, setting forth for the Collection Period relating to such Distribution Date the following information:

                                    (i)    the amount of the distribution to
         Class A Certificateholders and Class B Certificateholders, respectively, allocable to principal;

                                    (ii)   the amount of the distribution to
         Class A Certificateholders and Class B Certificateholders, respectively, allocable to interest;

                                    (iii)  the amount of the Servicing Fee and
         Supplemental Servicing Fee paid to the Servicer with respect to the related Collection Period and the Certificateholders' Class A Percentage or Class B Percentage, as applicable, of the Servicing Fee and Supplemental Servicing Fee;

                                    (iv)   the Class A Principal Balance, the
         Class A Pool Factor, the Class B Pool Factor, and the Class B Principal Balance as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

                                    (v)    the Pool Balance as of the close of
         business on the last day of the preceding Collection Period;

                                    (vi)   the amount of the Class A Interest
         Carryover Shortfall, Class A Principal Carryover Shortfall, Class B Interest Carryover Shortfall, and Class B Principal Carryover Shortfall, if any, for such Distribution Date;

                                    (vii)  the amount, if any, otherwise
         distributable to the Seller that is distributed to Class A Certificateholders and/or Class B Certificateholders on such Distribution Date;

                                    (viii)       the balance of the Class A
         Reserve Fund Property and Class B Reserve Fund Property on such Distribution Date, after giving effect to changes therein on such Distribution Date; and

                                    (ix)   the aggregate Purchase Amount of
         Receivables repurchased by the Seller or purchased by the Servicer.

Each amount set forth pursuant to clauses (i), (ii), (iii) and (vii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Certificates.

                 Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the Servicer a report stating each Person that shall have been a Class A Certificateholder or Class B Certificateholder during any portion of the preceding calendar year and the period of such portion, and within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer shall furnish a report or reports to the Trustee and the Trustee shall furnish, or cause to be furnished, to each Person who at any time during such calendar year shall have been a Class A Certificateholder or Class B Certificateholder, such report as to the sum of the amounts determined in clauses (i), (ii), (iii) and (vii) above for such calendar year, or, in the event such Person shall have been a Class A Certificateholder or Class B Certificateholder during a portion of such calendar year, for the applicable portion of such year, and such other information as is available to the Servicer as the Servicer deems necessary or desirable to enable the Class A Certificateholders and Class B Certificateholders to prepare their federal income tax returns.

                 SECTION 4.10. Delivery of Eligible Investments. Each Investment Agent agrees that with respect to Eligible Investments credited to any Account:

                                        (A)  Any Eligible Investment that is
                 held in deposit accounts shall be held solely in the name of such Investment Agent at one or more depository institutions having the Required Rating. Each such deposit account shall be subject to the exclusive custody and control of such Investment Agent, and such Investment Agent shall have sole signature authority with respect thereto.

                                        (B)  Any Eligible Investment that
                 constitutes Physical Property shall be delivered to such Investment Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by such Investment Agent or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for such Investment Agent.

                                        (C)  Any Eligible Investment that is a
                 book entry security held through the Federal Reserve System pursuant to federal book entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by such Investment Agent or its nominee, pending maturity or disposition, through continued book entry registration of such Eligible Investment as described in such paragraph.

                                        (D)  Any Eligible Investment that is an
                 "uncertificated security" under Article VIII of the UCC and that is not gov-erned by clause (C) above shall be delivered to such Investment Agent or its nominee in accordance with paragraph
                 (c) of the definition of "Delivery" and shall be maintained by such Investment Agent or its nominee, pending maturity or disposition, through continued registration of such Investment Agent's (or its nominee's) ownership of such security.

                                        (E)  Property of a type which is not
                 capable of being delivered to such Investment Agent in accordance with the definition of "Delivery" shall not constitute an Eligible Investment.

                 Effective upon Delivery of any Eligible Investment in the form of Physical Property, book entry securities, or uncertificated securities, such Investment Agent shall be deemed to have represented that it has purchased such Eligible Investment for value, in good faith, and without notice of any adverse claim thereto.

                                   ARTICLE V

                                    Reserved

                                   ARTICLE VI

                                The Certificates

                 SECTION 6.1. The Certificates. The Trustee shall, upon written order or request signed in the name of the Seller by one of its officers authorized to do so and delivered to an Authorized Officer of the Trustee, execute on behalf of the Trust, authenticate and deliver the Certificates to or upon the order of the Seller in the aggregate principal amount and denominations as set forth in such written order or request. The Class A Certificates and Class B Certificates (if sold pursuant to an effective registration statement under the Act) shall be issuable in minimum denominations of $1,000 and integral multiples thereof and the Class B Certificates shall (unless issued in minimum denominations of $1,000 as set forth above) be issuable in minimum denominations of $100,000 or in any amount in excess thereof; provided, however, that one Class A Certificate and one Class B Certificate may be issued in a denomination that represents the residual amount of the Original Class A Principal Balance and the Original Class B Principal Balance, respectively (each, a "Residual Certificate"). Upon initial issuance, the Class A Certificates and the Class B Certificates shall be substantially in the form of Exhibit A and Exhibit B, respectively, in an aggregate amount equal to the Original Class A Principal Balance and the Original Class B Principal Balance, respectively. The Certificates shall be executed by the Trustee on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Trustee under the Trustee's seal imprinted thereon and attested by the manual or facsimile signature of an Authorized Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trustee, notwithstanding that such individuals shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                 SECTION 6.2. Authentication of Certificates. No Certificate shall entitle the Holder thereof to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a





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
certificate of authentication, substantially in the form set forth in the forms of Certificates attached hereto as Exhibit A and Exhibit B, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                 SECTION 6.3. Registration of Transfer and Exchange of Certificates. (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 6.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar.

                 (b) The Class B Certificates shall initially be retained by the Seller. No transfer of a Class B Certificate shall be made unless the registration requirements of the Act and any applicable state securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. Neither the Seller nor the Trustee is under an obligation to register any of the Class B Certificates under the Act or any other securities law.

                 (c) No registration of transfer of a Class B Certificate shall be made (i) unless the registration requirements of the Act and any applicable state securities laws are complied with; (ii) unless such transfer is made pursuant to an exemption from the registration requirements of the Act and any applicable state securities laws and the Class B Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee each certifies in writing to the Seller and the Trustee the facts surrounding such transfer and provides both the Seller and the Trustee with a written Opinion of Counsel in form and substance satisfactory to the Seller and the Trustee that such transfer may be made pursuant to an exemption from said Act or laws, which Opinion of Counsel shall not be an expense of the Seller or the Trustee; or (iii) until the Certificate Registrar shall have received a transfer certificate in the form of Exhibit G-1 hereto signed by the transferor of such Certificate and either (x) if the transfer is being made to a QIB in reliance on Rule 144A, a representation letter in the form of Exhibit G-2 hereto signed by the purchaser of such Certificate, (y) if the transfer is being made to an Accredited Investor, a representation letter in the form of Exhibit G-3 hereto signed by the purchaser of such Certificate or (z) if the transfer is being made pursuant to Regulation S, a representation letter in the form of Exhibit G-4 hereto signed by the purchaser of such Certificate, and such certifications, legal opinions and other information as the Certificate Registrar may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act, in each case acceptable to and in form satisfactory to the Certificate Registrar and upon which it may conclusively rely. Each Class B Certificate issued in connection with a registration of transfer or exchange of such Certificate on or after the date this Agreement shall bear a legend in the form of Exhibit G-5 hereto.

                 (d) Notwithstanding anything to the contrary contained herein, in no event shall a Class B Certificate or any interest therein be transferred to a U.S. Person (within the meaning of Regulation S under the Act) unless the prospective transferee shall have provided to the Seller and the Certificate Registrar either (i) a certification in the form of Exhibit G-2 or Exhibit G-3, as applicable, hereto, or (ii) an Opinion of Counsel (which may be internal counsel), reasonably satisfactory to the Certificate Registrar, from the prospective transferee of such Class B Certificate that either no "prohibited transaction" under ERISA or the Code will occur in connection with such prospective transferee's acquisition and holding of the Class B Certificate or that the acquisition and holding of the Class B Certificate by such prospective transferee is subject to a statutory or administrative exemption, specified in such Opinion of Counsel, from the "prohibited transaction" provisions of ERISA and the Code. The Certificate Registrar shall have no responsibility for monitoring compliance with the preceding sentence at any time when the Class B Certificates are evidenced by Book Entry Certificates. Any such Opinion of Counsel shall be obtained at the expense of the prospective transferor or transferee, and not at the expense of the Seller, the Trustee, the Servicer or the

Certificate Registrar, and shall be delivered to the Seller and the Certificate Registrar prior to or contemporaneously with any such transfer. In addition, no transfer of a Class B Certificate will be permitted if the Certificate Registrar makes a good faith determination that, as a result of such transfer, 25% or more in principal amount of the Class B Certificates would be held by benefit plan investors, and such restriction on transfer may be included as an assumption on which an Opinion of Counsel relating to "prohibited transactions" is based. For purposes of the immediately preceding sentence, in determining the total principal amount of Class B Certificates, any Class B Certificates held by a Person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the Trust or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a Person, shall be disregarded.

                 (e) The initial transfer of any Class B Certificate shall not be made unless the Seller shall have given the Rating Agencies and the Trustee prior written notice of such proposed transfer, and the Rating Agencies shall have notified the Seller and the Trustee, in writing, that such proposed transfer will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Class A Certificates by the Rating Agencies.

                 (f) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

                 (g) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently disposed of by the Trustee.

                 (h) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 SECTION 6.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and
(b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection herewith. Any replacement Certificate issued pursuant to this Section 6.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

                 SECTION 6.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.6 and for all other purposes whatsoever, and the Trustee, the Certificate Registrar and any of their respective agents shall not be bound by any notice to the contrary.





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
                 SECTION 6.6. Access to List of Certificate-holders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within fifteen days after receipt by the Trustee of a request therefor from the Servicer in writing, in such form as the Servicer may reasonably require, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders of either Class, or one or more Holders of Class A Certificates aggregating not less than 25% of the Class A Principal Balance, or Holders of Class B Certificates aggregating not less than 25% of the Class B Principal Balance, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders of such Class with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, request from the Clearing Agency and make available to such Certificateholders when received from the Clearing Agency and during normal business hours, access to the current list of Certificateholders and Clearing Agency Participants with respect to such Class. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Seller, the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                 SECTION 6.7. Maintenance of Office or Agency. The Trustee shall maintain, or cause to be maintained, at its expense, in New York, New York, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of any such office or agency.

                 SECTION 6.8. Book Entry Certificates. The Class A Certificates will, upon original issuance, be issued in book entry form. The Class B Certificates will, upon original issuance, be issued to the Seller in the form of a single Definitive Certificate. Such Definitive Certificate may be exchanged for Book Entry Certificates if the Class B Certificates are issued
(x) publicly, (y) in reliance on Rule 144A, or (z) otherwise, at the option of the Seller in accordance with the rules of the applicable Clearing Agency; provided, however, that the Residual Certificate of each Class will be issued as a Definitive Certificate. Such Book Entry Certificates will be issued in the form of typewritten Class A Certificates and Class B Certificates representing the Book Entry Certificates of such Class, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. The Class A Certificates and Class B Certificates delivered to The Depository Trust Company shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates and/or Class B Certificates, except as provided in Section 6.10. Unless and until definitive, fully registered Class A Certificates have been issued to Class A Certificate Owners and following the issuance of Book Entry Certificates representing the Class B Certificates, unless and until definitive, fully registered Class B Certificates have been issued to Class B Certificate Owners pursuant to Section 6.10:

                                     (i)  the provisions of this Section 6.8
         shall be in full force and effect;

                                    (ii)  the Seller, the Servicer, the
         Certificate Registrar, and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the relevant Certificates) as the authorized representative of such Certificate Owners;

                                    (iii)  to the extent that the provisions of
         this Section 6.8 conflict with any other provisions of this Agreement, the provisions of this Section 6.8 shall control;

                                    (iv)  the rights of such Certificate Owners
         shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certifi-cate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.10, the initial Clearing Agency will make book entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the relevant Certificates to such Clearing Agency Participants; and

                                    (v)  whenever this Agreement requires or
         permits actions to be taken based upon instructions or directions of Holders of Class A Certificates and/or Class B Certificates evidencing a specified percentage of the Class A Principal Balance and the Class B Principal Balance, respectively, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Class A Certificates and/or Class B Certificates, as relevant, and has delivered such instructions to the Trustee.

                 SECTION 6.9. Notices to Clearing Agency. Whenever notice or other communication to the Class A Certificateholders or, following the issuance of Book Entry Certificates representing the Class B Certificates, the Class B Certificateholders is required under this Agreement, other than to the Holder of the Residual Certificate, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.10, the Trustee and the Servicer shall give such notice or other communication to the Clearing Agency.

                 SECTION 6.10. Definitive Certificates. If (i)(A) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement and (B) the Trustee or the Seller is unable to locate a qualified successor,
(ii) the Seller at its option, advises the Trustee in writing that it elects to terminate the book entry system through the Clearing Agency, or (iii) after the occurrence of an Event of

Servicing Termination, Certificate Owners representing beneficial interests aggregating not less than a majority of the aggregate outstanding Class A Principal Balance with respect to the Class A Certificates or, if the Class B Certificates are then Book Entry Certificates, Certificates Owners representing beneficial interests aggregating not less than a majority of the aggregate outstanding Class B Principal Balance with respect to the Class B Certificates, advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of such Certificate Owners, then the Trustee shall notify the Clearing Agency and request that the Clearing Agency notify all Certificate Owners of the relevant Class of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same and that the Record Date for such Definitive Certificates for any Distribution Date subsequent to the issuance of such Definitive Certificates will be the last day of the Collection Period immediately preceding the month in which such Distribution Date occurs. Upon surrender to the Trustee of the Class A Certificates or the Class B Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Seller, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the registered Holders of the Definitive Certificates as Certificateholders hereunder. Neither the Trustee nor the Seller shall be liable if the Trustee or the Seller is unable to locate a qualified successor Clearing Agency. None of the Seller, the Servicer or the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Class A Certificates or Class B Certificates held by Cede & Co., as nominee of The Depository Trust Company, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.





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                                  ARTICLE VII

                                   The Seller

                 SECTION 7.1. Representations and Warranties of Seller. The Seller makes the following representations and warranties on which the Trustee is relying in accepting the Receivables and the other Trust Property in trust and in executing and authenticating the Certificates. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables and the other Trust Property to the
Trustee:

                 (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is currently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

                 (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure of the Seller to so qualify or obtain such licenses or approvals would not have a material adverse effect on the Seller, the Trust or any Receivable.

                 (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust as Trust Property and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery, and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.





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
                 (iv) Valid Sale; Binding Obligation. This Agreement effects a valid sale, transfer, and assignment of the Receivables and the other Trust Property conveyed by the Seller to the Trust hereunder, enforceable against creditors of and purchasers from the Seller; and this Agreement constitutes a legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                 (v) No Violation. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation, applicable to the Seller or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                 (vi) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties: (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the





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         Certificates or the consummation of any of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (d) that may adversely affect the federal or state income, excise franchise or similar tax attributes of the Certificates.

                 SECTION 7.2. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                          (i) The Seller shall indemnify and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or income, franchise or other taxes measured by net income, arising out of distributions on the Certificates or any other transactions contemplated by this Agreement) and costs and expenses in defending against the same.

                          (ii) The Seller shall indemnify and hold harmless the Trustee from and against any loss, liability, or expense incurred by reason of (a) the Seller's willful misfeasance, bad faith, or negligence (other than errors in judgment) in the performance of its duties under this Agreement, and (b) the Seller's violation of federal or state securities laws in connection with the registration or the sale of the Certificates.

                 Notwithstanding the foregoing, such indemnification shall not extend to any credit losses on any Receivables.

                 Indemnification under this Section 7.2 shall survive the termination of this Agreement and shall





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include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payment to the Trustee pursuant to this Section and the Trustee thereafter shall collect any of such amounts from others, the Trustee shall repay such amounts to the Seller, without interest (except to the extent such amounts from others include interest).

                 SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be a party or (iii) that may succeed by purchase and assumption to all or substantially all of the business of the Seller, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Seller shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 7.3, and (y) the Seller shall have delivered to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Trustee in the Receivables and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to fully preserve and protect such interest. The Seller shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 7.3, any amendment to the Articles of Incorporation of the Seller or of the issuance of any other securities by the Seller to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) or (y) above shall be conditions to the consummation of the transactions referred to in clauses (i),
(ii), or (iii) above.





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                 SECTION 7.4.  Limitation on Liability of Seller.  The Seller
may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its reasonable judgment may involve it in any expense or liability.

                 SECTION 7.5. Seller May Own Certificates. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided in the definition of "Certificateholder", "Class A Certificateholder" and "Class B Certificateholder" in Section 1.1. Except as set forth herein, Certificates so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.

                 SECTION 7.6. Limitation on Incurrence of Indebtedness. The Seller shall not incur any indebtedness in accordance with Section 8(ii)(D) of the Seller's Certificate of Incorporation unless the Seller shall have received confirmation in writing from the Rating Agencies prior to the incurrence of such debt that the incurrence of such debt will not result in a lowering of or a withdrawal of the then current rating of the Class A Certificates and, if then rated, the Class B Certificates.





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                                  ARTICLE VIII

                                  The Servicer

                 SECTION 8.1. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties on which the Trustee is relying in accepting the Receivables and the other Trust Property in trust and in executing and authenticating the Certificates. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables and the other Trust Property to the Trustee:

                          (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

                          (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure of the Servicer so to qualify or obtain such licenses or approvals would not have a material adverse effect on the Servicer, the Trust or any Receivable.

                          (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.





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                          (iv)  Binding Obligation.  This Agreement constitutes
         a legal, valid, and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                          (v) No Violation. The execution, delivery and performance by the Servicer of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Servicer, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation applicable to the Servicer or its properties of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

                          (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over the Servicer or its properties: (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that might





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
         materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (d) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

                 SECTION 8.2. Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                          (i) The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

                          (ii) The Servicer shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated herein including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, and in the case of the Trust and the Trustee, not including income, franchise or other taxes measured by net income, arising out of distributions on the Certificates, payment of any fees or any other transactions contemplated by this Agreement) and costs and expenses in defending against the same.

                          (iii) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust, or the Cer-





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
         tificateholders through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement.

                          (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein, except to the extent that such cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misfeasance, bad faith, or negligence of the Trustee; (b) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee; (c) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 10.14; (d) shall be one as to which the Seller is required to indemnify the Trustee; or (e) shall arise out of or be incurred in connection with the performance by the Trustee of the duties of successor Servicer hereunder.

                 Notwithstanding the foregoing, such indemnification shall not extend to any credit losses on any Receivables.

                 Indemnification under this Section 8.2 by any Person, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest (except to the extent such amounts from others include interest).

                 SECTION 8.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) that may succeed by purchase and assumption to all





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
or substantially all of the business of the Servicer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 8.3, and (y) the Servicer shall have delivered to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to fully preserve and protect such interest. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 8.3 to the Rating Agencies.
Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clauses (x) or (y) above shall be conditions to the consummation of the transactions referred to in clauses (i),
(ii), or (iii) above.

                 SECTION 8.4. Limitation on Liability of Servicer. (a) The Servicer may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                 (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Servicer.

                 SECTION 8.5. Servicer Not to Resign. Subject to the provisions of Section 8.3, the Servicer shall not resign from its obligations and duties under this Agreement except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

                 SECTION 8.6. Servicer May Own Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise provided in the definition of "Certificateholder", "Class A Certificateholder" and "Class B Certificateholder" in Section 1.1. Except as set forth herein, Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates.





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
                                   ARTICLE IX

                             Servicing Termination

                 SECTION 9.1. Events of Servicing Termination. (a) If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

                 (i) Any failure by the Servicer to deliver to the Trustee the Servicer's Certificate for any Collection Period, which shall continue beyond the earlier of three Business Days from the date such Servicer's Certificate was due to be delivered and the related Distribution Date, or any failure by the Servicer (or, for so long as the Servicer is an Affiliate of the Seller, the Seller) to deliver to any of the Accounts any proceeds or payment required to be so delivered under the terms of the Certificates, the Shortfall Amount Agreement (so long as MBCC is the Servicer) and this Agreement, which shall continue unremedied for a period of five Business Days following the due date therefor (or, in the case of a payment or deposit to be made no later than a Distribution Date, the failure to make such payment or deposit by such Distribution Date); or

                 (ii) Any failure on the part of the Servicer (or, for so long as the Servicer is an Affiliate of the Seller, the Seller) duly to observe or to perform in any material respect any other covenants or agreements set forth in the Certificates or in this Agreement, which failure shall (A) materially and adversely affect the rights of Certificateholders and (B) continue unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer (or, for so long as the Servicer is an affiliate of the Seller, the Seller) by the Trustee, or (2) to the Trustee and the Servicer by the Holders of Certificates (excluding any Certificates held by the Seller or any Affiliate of the Seller) evidencing not less than 25% of the sum of the Class A Principal Balance and the Class B Principal Balance (excluding any Certificates held by the Seller or any Affiliate of the Seller); or





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                 (iii)  The entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for the Servicer in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 consecutive days; or

                 (iv) The consent by the Servicer to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or relating to substantially all of its property, the admission in writing by the Servicer of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Servicer of payment of its obligations; or

                 (v)  The failure by the Servicer to be an Eligible Servicer;

then, and in each and every case and so long as such Event of Servicing Termination shall not have been remedied, either the Trustee, or the Holders of Certificates (excluding any Certificates held by the Seller or any Affiliate of the Seller) evidencing not less than a majority of the sum of the Class A Principal Balance and the Class B Principal Balance (excluding any Certificates held by the Seller or any Affiliate of the Seller), by notice then given in writing to the Servicer (with a copy to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Trust Property or otherwise, shall pass to and be vested in the Trustee or a successor Servicer appointed under Section 9.2; and without limitation the Trustee shall be authorized and





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empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, the certificates of title to the Financed Vehicles, or otherwise. The Servicer shall cooperate with the Trustee or such successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to the Trustee or such successor Servicer for administration of all cash amounts that are at the time held by the Servicer for deposit, or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or documents that the Trustee or such successor Servicer may require. In addition, the Servicer shall transfer its electronic records relating to the Receivables to the successor Servicer in such electronic form as the successor Servicer may reasonably request and shall cooperate with the successor servicer in the enforcement of the Dealer Agreements. All reasonable costs and expenses incurred by the successor Servicer, including allowable compensation of employees and overhead costs, in connection with the transfer of servicing shall be paid by the outgoing Servicer upon presentation of reasonable documentation of such costs and expenses.

                 (b) If any of the foregoing Events of Servicing Termination occurs, the Trustee shall have no obligation to notify Certificateholders or any other Person of such occurrence prior to the continuance of such event through the end of any cure period specified in Section 9.1(a).

                 SECTION 9.2. Trustee to Act; Appointment of Successor Servicer. Upon the Servicer's resignation pursuant to Section 8.5 or upon the Servicer's receipt of notice of termination as Servicer pursuant to Section 9.1, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement. In the ordinary course of business, the Trustee and any other Person, in either case acting as successor





                                       93
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Servicer, may at any time delegate any of its duties hereunder to any Person, including any of its affiliates, who agrees to conduct such duties in accordance with standards comparable to those that the Servicer executes pursuant to Section 3.1 hereof. Such delegation shall not relieve the Trustee and any other Person, in either case acting as successor Servicer, of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Article VIII of the Agreement. The Trustee and any other Person, in either case acting as successor Servicer, shall provide each Rating Agency and the Trustee with written notice prior to the delegation of any of its duties to any Person. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement. In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor shall agree, which, in no event, shall be greater than that payable to MBCC as Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Trustee shall not be relieved of its duties as successor Servicer under this Section until a newly appointed Servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Agreement.

                 SECTION 9.3. Effect of Servicing Transfer. (a) After the transfer of servicing hereunder, the Trustee or successor Servicer shall notify Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

                 (b) Except as provided in Section 8.2, after the transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect





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to the management, administration, servicing, custody or collection of the
Receivables and the successor Servicer shall have all of such obligations, except that the outgoing Servicer shall continue to cooperate with the successor Servicer as provided in Section 9.1(a).

                 (c) Any successor Servicer shall provide the Seller with access to the Receivable Files and to the successor Servicer's records (whether written or automated) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the successor Servicer. Nothing in this Section shall affect the obligation of the successor Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

                 SECTION 9.4. Notification to Certificateholders. Upon any notice of an Event of Servicing Termination or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record, and to the Rating Agencies.

                 SECTION 9.5. Waiver of Past Events of Servicing Termination. The Holders of Certificates evidencing not less than a majority of the sum of the Class A Principal Balance and the Class B Principal Balance may, on behalf of all Holders of Certificates, waive any Event of Servicing Termination hereunder and its consequences, except an event resulting from the failure to make any required deposits to, or payments from, any of the Accounts in accordance with this Agreement. Upon any such waiver of a past Event of Servicing Termination, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.





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                                   ARTICLE X

                                  The Trustee

                 SECTION 10.1. Duties of Trustee. (a) The Trustee, both prior to and after the curing of an Event of Servicing Termination, undertakes to perform only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee. If an Event of Servicing Termination shall have occurred and shall not have been cured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee assumes the duties of the Servicer pursuant to Section 9.2, the Trustee in performing such duties shall use the degree of skill and attention required by Section 3.1.

                 (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee that are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

                 (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:

                 (i) Prior to the occurrence of an Event of Servicing Termination, and after the curing of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the permissible right of the Trustee (solely in its capacity as such) to do things enumerated in this Agreement shall not be construed as a duty and, in





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         the absence of bad faith on the part of the Trustee, or manifest error, the Trustee (solely in its capacity as such) may conclusively rely on the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                 (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by an officer of the Trustee, unless it shall be proved that the Trustee shall have been negligent in performing its duties in accordance with the terms of this Agreement; and

                 (iii) The Trustee shall not be personally liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the direction of the Holders of Class A Certificates and Class B Certificates (excluding any Certificates held by the Seller or any Affiliate of the Seller) evidencing not less than a majority of the sum of the Class A Principal Balance and the Class B Principal Balance (excluding any Certificates held by the Seller or any Affiliate of the Seller), relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                 (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.





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                 (e)  Except for actions expressly authorized by this
Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

                 (f) All information obtained by the Trustee pursuant hereto, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person or used, unless such disclosure or use is required by this Agreement or any applicable law or regulation.

                 (g) The Trustee shall sign the federal and other income tax returns of the Trust in accordance with Section 10.16.

                 SECTION 10.2. Trustee's Certificate. As soon as practicable after each Distribution Date on which Receivables shall be assigned to the Seller pursuant to Section 2.5 or to the Servicer pursuant to Section 3.2, 3.6 or 11.2, as applicable, the Trustee shall execute a certificate, prepared by the Servicer, including its date and the date of this Agreement, which shall be accompanied by (i) a copy of the Servicer's certificate for the related Collection Period and (ii) a certificate from the Servicer specifying each Receivable so assigned on such Distribution Date. The Trustee's certificate shall operate, as of such Distribution Date, as an assignment pursuant to
Section 10.3.

                 SECTION 10.3. Trustee's Assignment of Purchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to Section 2.5, or purchased by the Servicer pursuant to Section 3.2, 3.6 or 11.2, the Trustee shall assign, without recourse, representation, or warranty, to the Seller or Servicer, as the case may be, all the Trustee's right, title, and interest in and to such Receivables, and all security and documents and all other Trust Property conveyed pursuant to Section 2.2 with respect to such Receivables. Such assignment shall be a sale and assignment outright, and not for security. If, in any enforcement suit or legal proceeding, it is held that the Seller or the Servicer, as the case may be, may not enforce any such Purchased Receivable on the ground that it shall not be a real party





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in interest or a holder entitled to enforce the Purchased Receivable, the
Trustee shall, at the expense of the Seller or the Servicer, as the case may be, take such steps as the Seller or the Servicer, as the case may be, deems necessary to enforce the Purchased Receivable, including bringing suit in the Trustee's name or the names of the Certificateholders.

                 SECTION 10.4. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 10.1:

                 (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                 (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement, the Shortfall Amount Agreement or the Servicing Guaranty Agreement, if any, in good faith and in accordance with such Opinion of Counsel.

                 (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination that is not timely cured or waived pursuant to Section 9.5, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or





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         use under the circumstances in the conduct of his own affairs.

                 (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

                 (v) Prior to the occurrence of an Event of Servicing Termination and after the curing of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts of any matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing so to do by Holders of Class A Certificates and Class B Certificates evidencing not less than a majority of the sum of the Class A Principal Balance and the Class B Principal Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of an investigation requested by the Certificateholders is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer, or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

                 (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents, attorneys, nominees or a custodian, and shall not be liable for the acts of such agents, attorneys, nominees or custodians provided that they have been appointed with due care.





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                 (vii)  The Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or Financed Vehicles for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose.

                 SECTION 10.5. Trustee Not Liable for Certificates or Receivables. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the execution by the Trustee on behalf of the Trust of, or the certificate of authentication on, the Certificates), or of any Receivable or related documents. The Trustee shall have no obligation to perform any of the duties of the Seller or the Servicer unless explicitly set forth in this Agreement. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including without limitation, the existence, condition, location and ownership of any Financed Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any covenant or the breach by the Seller or the Servicer of any representation or warranty made under this Agreement or in any related document and the accuracy of any such representation or warranty prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or the Seller or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust Property that it may hold); the acts or omissions of the Seller, the Servicer or any Obligor; any action of the Servicer taken in the name of or as the agent of the Trustee; or





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any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's negligence or willful misconduct or bad faith, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates or any Receivable or assignment thereof against the institution serving as Trustee in its individual capacity. The Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer or any subservicer in respect of the Receivables. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement.

                 SECTION 10.6. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

                 SECTION 10.7. Trustee's Fees and Expenses. The Servicer agrees to pay (or cause to be paid) to the Trustee, and the Trustee shall be entitled to, compensation in an amount as separately agreed by the Trustee and the Servicer (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement as the Trustee, and the Servicer shall pay or reimburse (or cause to be paid or reimbursed) the Trustee upon its request for all reasonable expenses (including, without limitation,





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
expenses incurred in connection with notices or other communications to Certificateholders) and disbursements (including the reasonable fees and the reasonable expenses and disbursements of its outside counsel and of all persons not regularly in its employ but excluding general overhead expenses) incurred or made by the Trustee in accordance with any of the provisions of this Agreement, the Shortfall Amount Agreement or the Servicing Guaranty Agreement, if any, or in defense of any action brought against it in connection with this Agreement, the Shortfall Amount Agreement or the Servicing Guaranty Agreement, if any, except any such expense, disbursement, or advance as may arise from its negligence, willful misfeasance, or bad faith. The provisions of this Section
10.7 shall survive the termination of this Agreement.

                 SECTION 10.8. Indemnity of Class A Agent, Class B Agent and Payahead Agent. The Class A Agent, Class B Agent and the Payahead Agent shall be indemnified by the Servicer and held harmless against any loss, liability, fee, disbursement, or expense arising out of or incurred in connection with the acceptance or performance of its duties contained in this Agreement except to the extent that such loss, liability, fee, disbursement, or expense shall have been incurred by reason of the Class A Agent's, Class B Agent's or Payahead Agent's willful misfeasance, bad faith or negligence; provided, however, that notwithstanding the foregoing, the Class A Agent, the Class B Agent and the Payahead Agent shall be entitled to indemnification pursuant to this Section
10.8 with respect to any actions of the Class A Agent, Class B Agent and the Payahead Agent taken in accordance with the written instructions of the Servicer or of the Trustee.

                 SECTION 10.9. Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times have an office in the same state as the Corporate Trust Office is located on the date of this Agreement. The Trustee shall be duly organized, validly existing and doing business under the banking laws of such state or of the United States of America, shall be authorized under such laws to exercise corporate trust powers, shall have a combined capital and surplus of at least $50,000,000, and shall be subject to supervision or examination by federal or state banking authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the afore-





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said supervising or examining authority, then for the purpose of this Section
10.9, the combined capital and surplus of such corporation shall be deemed to be its combined consolidated capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.10.

                 SECTION 10.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.9 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee and shall promptly pay all fees owed to the outgoing Trustee.

                 (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 10.10 shall not become effective until acceptance of appointment by the succes-sor Trustee pursuant to Section 10.11 and payment of all fees and expenses owed and any other amounts due hereunder to the outgoing Trustee. The Servicer shall provide notice of such resignation or removal of the Trustee to the Rating Agencies.

                 SECTION 10.11. Successor Trustee. (a) Any successor Trustee appointed pursuant to Section 10.10 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall, upon payment of its fees and expenses and any other amounts due it hereunder, deliver to the successor Trustee all documents and statements held by it under this Agreement, and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

                 (b) No successor Trustee shall accept appointment as provided in this Section 10.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.9.

                 (c) Upon acceptance of appointment by a successor Trustee pursuant to this Section 10.11, the Servicer shall mail notice of such acceptance by the successor Trustee under this Agreement to all Certificateholders at their respective addresses as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

                 SECTION 10.12. Merger or Consolidation of Trustee. Any corporation or banking association which is eligible to be a successor Trustee under Section 10.9 (i) into which the Trustee may be merged or consolidated,





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(ii) that may result from any merger, conversion, or consolidation to which the
Trustee shall be a party, or (iii) that may succeed to all or substantially all of the corporate trust business of the Trustee, which corporation or banking association executes an agreement of assumption to perform every obligation of the Trustee under this Agreement, shall be the successor of the Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify the Servicer and the Rating Agencies of any such merger, conversion, consolidation or succession.

                 SECTION 10.13.  Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 10.13, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.9 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.11.

                 (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:





                                      106
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                 (i)  All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee, is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

                 (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement.

                 (iii) The Servicer and the Trustee acting jointly (or during the continuation of an Event of Servicing Termination, the Trustee alone) may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and in particular to the provisions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.





                                      107
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                 (d)  Any separate trustee or co-trustee may, at any time,
appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 SECTION 10.14. Representations and Warranties of Trustee. The Trustee makes the following representations and warranties on which the Seller and Certificateholders may rely:

                 (i) Organization and Good Standing. The Trustee is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation;

                 (ii) Power and Authority. The Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement; and

                 (iii) Enforceability. This Agreement has been duly executed and delivered by the Trustee and this Agreement constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                 SECTION 10.15. Reports by Trustee. The Trustee shall provide to any Certificateholder or Certificate Owner who so requests in writing (addressed to the Corporate Trust Office) a copy of any Servicer's Certificate, the annual statement described in Section 3.10, and the





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annual accountant's examination described in Section 3.11.  The Trustee may require any Certificateholder or Certificate Owner requesting such report to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

                 SECTION 10.16. Tax Returns. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.

                 SECTION 10.17. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

                 SECTION 10.18. Suits for Enforcement. If an Event of Servicing Termination shall occur and be continuing, the Trustee may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action, or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable, or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                 SECTION 10.19. Rights of Certificateholders to Direct Trustee. Holders of Class A Certificates and Class B Certificates (excluding any Certificates held by the Seller or any Affiliate of the Seller) evidencing not less than a majority of the sum of the Class A Principal Balance and the Class B Principal Balance (excluding any Certificates held by the Seller or any Affiliate of the Seller) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 10.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by an Authorized Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders.

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
                                   ARTICLE XI

                                  Termination

                 SECTION 11.1. Termination of the Trust. (a) The Trust and the respective obligations and responsibilities of the Seller, the Servicer, the Trustee, the Payahead Agent, the Class A Agent and the Class B Agent hereunder shall terminate upon the earliest of: (i) the Distribution Date next succeeding the purchase by the Servicer at its option, pursuant to Section 11.2, of the Receivables remaining in the Trust, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and (iii) the Distribution Date next succeeding the month which is six months after the maturity or the liquidation of the last Receivable held in the Trust and the distribution of all amounts received upon liquidation of any property remaining in the Trust; provided, however, in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador to the Court of St. James, living on the date of this Agreement.
The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 11.1.

                 (b) Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender the Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders and the Rating Agencies mailed not earlier than the 20th day and not later than the 25th day of the month next preceding the specified Distribution Date (or, if such payment is to be made from Scheduled Payments and the Trustee shall not have had prior actual knowledge, promptly upon receipt of the Servicer's Certificate but in no event later than three Business Days following receipt of such Servicer's Certificate specifying that the final payment of principal with respect to the Certificates will be made on the related Distribution Date) stating (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, and (iii) if applicable, that the Record

Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 4.6.

                 (c) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies and any other remedies required by law shall be distributed by the Trustee to The Julliard Association, or a similar charitable organization located or operating in the New York metropolitan area as specified by the Servicer, whereupon the rights of the Certificateholders in any such funds shall cease.

                 SECTION 11.2. Optional Purchase of All Receivables. (a) On each Distribution Date following the last day of a Collection Period as to which the Pool Balance shall be equal to or less than the Optional Purchase Percentage multiplied by the Original Pool Balance, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall notify the Trustee no later than the tenth day of the month immediately preceding the month in which such repurchase is to be effected and shall deposit an amount equal to the aggregate Purchase Amount for the Receivables into the Collection Account on the Distribution Date occurring in the month in which such repurchase is to be effected. Upon such payment the Servicer shall succeed to and own all interests in and to the Trust and the Trust Property. The Purchase Amount and any Short-fall Amounts for such Distribution Date, plus to the extent necessary all amounts in the Reserve Funds, shall be used to make payments in full to Certificateholders in the manner set forth in Article IV, except that following distribution of all amounts payable to Class A Certificateholders and Class B Certificateholders as provided in Article IV, all remaining available amounts (including the amounts remaining in the Class A Reserve Fund and the Class B Reserve Fund) shall be distributed to the Seller in payment of the Retained Yield.

                 (b) Unless waived by Moody's, if at the time the Servicer exercises its purchase option hereunder the Servicer's long-term unsecured debt has a rating lower than Baa3 by Moody's, the Servicer shall deliver to the Trustee on such Distribution Date an Opinion of Counsel to the effect that, based upon certain assumptions with respect to the value of the Receivables and as to the solvency of the Servicer, the purchase of the Receivables would not be considered a fraudulent conveyance under applicable law.

                                  ARTICLE XII

                            Miscellaneous Provisions

                 SECTION 12.1. Amendment. (a) This Agreement may be amended by the Seller, the Servicer, MBCC, the Trustee, the Class A Agent, the Class B Agent and the Payahead Agent, and the Purchase Agreement may be amended by the Seller and MBCC, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or the Purchase Agreement, as applicable, which may be inconsistent with any other provisions in this Agreement or the Purchase Agreement, as applicable, or to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement or the Purchase Agreement, as applicable, that shall not be inconsistent with the provisions of this Agreement or the Purchase Agreement, as applicable; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Certificateholder. This Agreement and the Purchase Agreement also may be amended by the Seller, the Servicer, the Trustee, the Class A Agent, the Class B Agent and the Payahead Agent, and the Purchase Agreement may be amended by the Seller and MBCC without the consent of any of the Certificateholders, to provide for the transfer of the Class B Certificate; provided, however, that the conditions specified in Section 6.3 shall be satisfied prior to such transfer; provided, further, that such amendment shall not change the timing of, or the amount of, any distributions that the Class A Certificateholders are entitled to receive hereunder.

                 (b) This Agreement may also be amended from time to time by the Seller, the Servicer, MBCC, the Trustee, the Class A Agent, the Class B Agent and the Payahead Agent, and the Purchase Agreement may be amended by the Seller and MBCC, with the consent of the Holders of Class A Certificates and Class B Certificates, each voting as a Class (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon

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
the Certificate), evidencing not less than a majority of the Class A and Class B Principal Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the Purchase Agreement, as applicable, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or change the Pass-Through Rate or the Specified Class A Reserve Balance, without the consent of the Holders of all Certificates then outstanding, or change the Specified Class B Reserve Balance without the consent of the Holders of all Class B Certificates then outstanding, (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or (c) adversely affect the rating of the Class A Certificates by the Rating Agencies, without the consent of Class A Certificateholders evidencing not less than 66 2/3% of the Class A Principal Balance or the rating, if any, of the Class B Certificates by any rating agency then rating the Class B Certificates, without the consent of Class B Certificateholders evidencing not less than 66 2/3% of the Class B Principal Balance.

                 (c) Prior to the execution of any such amendment or consent, the Servicer shall provide and the Trustee shall distribute written notification of the substance of such amendment or consent to each Rating Agency.

                 (d) Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder. It shall not be necessary for the consent of Certificateholders pursuant to this Section 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

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
                 (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and will not cause the Trust to be classified as a partnership or as an association taxable as a corporation for federal, Connecticut, Illinois, and New York tax purposes. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                 SECTION 12.2. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                 (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                 (c) The Seller and the Servicer shall give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

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
                 (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account and Payahead Account in respect of such Receivable.

                 (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of Daimler-Benz Vehicle Trust 1996-A in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased by the Seller or purchased by the Servicer.

                 (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in any commercial vehicle receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full or repurchased by the Seller or purchased by the Servicer.

                 (g) The Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable, but, prior to the occurrence of an Event of Servicing Termination or an event that with the passage of time and delivery of notice would constitute an Event of Servicing Termination, only to the extent that such activities do not disrupt the Servicer's normal business operations and do not adversely affect the Servicer's ability to perform its obligations under this Agreement.

                 (h) Upon request, the Servicer shall furnish to the Trustee, within ten Business Days, a list of all Receivables (by contract number, vehicle number, name and address of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

                 (i)  The Servicer shall deliver to the Trustee:

                                        (1)  promptly after the execution and
         delivery of each amendment to any financing statement, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

                                        (2)  within 90 days after the beginning
         of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

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
                 Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                 (j) The Seller shall, to the extent required by applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, within the time periods specified in such sections.

                 SECTION 12.3.  Limitation on Rights of Certificateholders.
(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

                 (b) No Certificateholder shall have any right to vote (except as specifically provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

                 (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, and unless also the Holders of Certificates evidencing not less than a majority of the sum of the Class A Principal Balance and the Class B Principal Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the Trustee pursuant to this Section or Section 9.5; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                 SECTION 12.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SECTION 12.5. Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by telecopier, sent by courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to the agent for service as specified in
Section 12.14 hereof, or at such other address or facsimile number as shall be designated by the Seller or the Servicer in a written notice to the Trustee,
(b) in the case of the Trustee, the Class A Agent, the Class B Agent or the Payahead Agent at the Corporate Trust Office, facsimile number: (212) 480-1615; (c) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, facsimile number: (212) 553-0355 and (d) in the case of S&P, at the following address: Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc., 25 Broadway, 20th Floor, New York, New

York 10004, Attention:  Asset Backed Surveillance Department, facsimile number:
(212) 412-0323. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice. Any notice to be delivered to the Rating Agencies hereunder shall also be delivered to the Seller.

                 SECTION 12.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                 SECTION 12.7. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.3 and 8.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trustee and the Holders of Class A and Class B Certificates evidencing not less than 66-2/3% of the sum of the Class A Principal Balance and the Class B Principal Balance.

                 SECTION 12.8. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 6.2 or Section 6.3, Certificates shall be deemed fully paid.

                 SECTION 12.9. Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the

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
Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                 SECTION 12.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                 SECTION 12.11. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, and their respective successors and permitted assigns. Except as otherwise provided in this Article, no other person will have any right or obligation hereunder.

                 SECTION 12.12. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Certificateholders, such action, notice, or instruction may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

                 (b) Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                 SECTION 12.13. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which

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
counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                 SECTION 12.14. Agent for Service. The agent for service of the Seller and the Servicer in respect of this Agreement shall be c/o Daimler-Benz North America Corporation, 375 Park Avenue, Suite 3001, New York, New York 10152.

                 SECTION 12.15. No Bankruptcy Petition. The Trustee and the Servicer each covenants and agrees that prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.
This Section shall survive termination of the Trust under this Agreement.

                 IN WITNESS WHEREOF, the parties have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 DAIMLER-BENZ VEHICLE
                                    RECEIVABLES CORPORATION,
                                    as Seller

                                 By:
                                    -------------------------------
                                    Name:
                                    Title:

                                 MERCEDES-BENZ CREDIT
                                    CORPORATION, as Servicer and in
                                    its individual capacity

                                 By:
                                    -------------------------------
                                    Name:
                                    Title:

                                 CITIBANK, N.A.,
                                    as Trustee, as Payahead Agent, as
                                    Class A Agent and as Class B Agent

                                 By:
                                    -------------------------------
                                    Name:
                                    Title:

                                   SCHEDULE I

          SCHEDULE OF RECEIVABLES WAS DELIVERED TO TRUSTEE AT CLOSING.

                                  SCHEDULE II

                          LOCATION OF RECEIVABLE FILES

Mercedes-Benz Credit Corporation
801 Warrenville Road
Suite 500
P.O. Box 354
Lisle, Illinois  60532-0354

                                                                       EXHIBIT A

                          FORM OF CLASS A CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       DAIMLER-BENZ VEHICLE TRUST 1996-A

                         ____% ASSET BACKED CERTIFICATE
                                    CLASS A

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes, among other things, a pool of retail installment contracts, and retail loans evidenced by notes, secured by new and used medium-and heavy-duty trucks and tractors manufactured by Freightliner Corporation ("Freightliner") and used trucks and tractors and new and used trailers manufactured by companies other than Freightliner, and sold to the Trust by Daimler-Benz Vehicle Receivables Corporation.

(This Certificate represents an interest in the Trust and does not represent an interest in or obligation of Daimler-Benz Vehicle Receivables Corporation or Mercedes-Benz Credit Corporation or any of their respective affiliates, except to the extent described below.)

NUMBER: ________                                        CUSIP ___________
FINAL SCHEDULED
DISTRIBUTION DATE: ________, ____                           $____________

             THIS CERTIFIES THAT ____________ is the registered owner of a ________________________________________________ dollar nonassessable, fully-paid, fractional undivided interest in the Daimler-Benz Vehicle Trust 1996-A (the "Trust") formed by Daimler-Benz Vehicle Receivables Corporation, a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Agreement"), among the Seller, Mercedes-Benz Credit Corporation, in its individual capacity and as Servicer (the "Servicer"), and Citibank, N.A., as Trustee (the "Trustee"), Payahead Agent, Class A Agent and Class B Agent, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, Class A" (herein called the "Class A Certificates"). Also issued under the Agreement are Certificates designated as "____% Asset Backed Certificates, Class B" (the "Class B Certificates"). The Class B Certificates and the Class A Certificates are herein collectively called the "Certificates." The aggregate undivided interest in the Principal Amount of Receivables held by the Trust evidenced by all Class A Certificates is 92.15%. This Class A Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment contracts (the "Receivables") for new and used medium-and heavy-duty trucks and tractors manufactured by Freightliner and used trucks and tractors and new and used trailers manufactured by companies other than Freightliner, together with all accessions thereto, securing the Receivables (the "Financed Vehicles"), all monies due under the Receivables on or after November 1, 1996 (but excluding Excess Amounts), all of the Seller's security interests in the Financed Vehicles, all rights to receive payments under certain circumstances from the Reserve Funds, all of the Seller's rights under the Shortfall Amount Agreement, the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies relating to the Financed Vehicles or the obligors under the Receivables, certain rights under the Purchase Agreement, the Servicing Guaranty Agreement and certain other property.

            Under the Agreement, there will be distributed on the 20th day of each month or, if such 20th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on December 20, 1996, to the person in whose name this Class A Certificate is registered at either the close of business on the 19th day of the current calendar month or, after the issuance of Definitive Certificates pursuant to the Agreement, the last day of the Collection Period immediately preceding the month in which such Distribution Date occurs

(the "Record Date"), an amount equal to interest at the Pass-Through Rate for a period of 30 days on the Class A Principal Balance as of the first day of such Collection Period (reduced by the amount of principal distributions to be made on the Distribution Date in such Collection Period) plus the Class A Interest Carryover Shortfall generally to the extent of funds available from (i) the Available Interest remaining after payment of the Servicing Fee, (ii) the Class A Reserve Fund and (iii) the Class B Percentage of Available Principal. The "Class A Principal Balance" shall equal, initially, the Original Class A Principal Balance and thereafter will equal the Original Class A Principal Balance, reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal. On each Distribution Date, the Trustee will distribute to Class A Certificateholders as of the related Record Date Class A Principal plus any Class A Principal Carryover Shortfall generally to the extent of funds available from (i) Available Principal, (ii) the Class A Reserve Fund and (iii) Available Interest remaining after payment of the Servicing Fee, Class A Interest, Class A Interest Carryover Shortfall, Class B Interest and Class B Interest Carryover Shortfall. "Class A Principal" shall consist of the Class A Percentage of (a) the principal portion of all scheduled payments due on Receivables during the preceding Collection Period; (b) the Principal Balance of each Receivable that became a Prepaid Receivable during the preceding Collection Period, except to the extent included in (a) or (d);
(c) the Principal Balance of each Receivable that was purchased by the Servicer or repurchased by the Seller, in each case, under an obligation that arose during the preceding Collection Period, except to the extent included in (a); and (d) the Principal Balance of each Receivable liquidated during the preceding Collection Period, except to the extent included in (a) or (b). A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs. The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess, if any, of the Class A Interest for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, over the amount of interest that the Holders of the Class A Certificates actually received on such current Distribution Date (plus thirty
(30) days' interest on the amount of such excess, to the extent permitted by law, at the Pass-Through Rate). The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of Class A Principal plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the Holders of the

Class A Certificates actually received on such current Distribution Date.

            Distributions on this Class A Certificate will be made by the Trustee by wire transfer or check mailed to the Class A Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee for the Clearing Agency, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York. The Record Date otherwise applicable to such distribution shall not be applicable.

            Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A Certificate to be duly executed.

                              DAIMLER-BENZ VEHICLE
                                  TRUST 1996-A

                               By: CITIBANK,N.A.,
                                   as Trustee

                               By:
                                  --------------------------------
                                     Name:
                                     Title:

DATED:
      ------------

[SEAL]

ATTEST:

--------------------------
      Authorized Officer

            This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                            CITIBANK, N.A., as Trustee

                            By:
                               ----------------------------
                               Authorized Officer

                             REVERSE OF CERTIFICATE

            The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates, each voting as a class, evidencing not less than a majority of the Class A Principal Balance and Class B Principal Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

            The Class A Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof; however, one Certificate may be issued in a denomination equal to the residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

            The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

            The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only following the last day of any Collection Period as of which the Pool Balance is equal to or less than 10% of the Original Pool Balance.

            The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

-----------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


-----------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


-----------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                     *
                                         ---------------------------
                                            Signature Guaranteed

                                                                     *
                                         ---------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed and the guarantor of the signature must be acceptable to the transfer agent.

                                                                       EXHIBIT B

                          FORM OF CLASS B CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT (AS DEFINED HEREIN).

                       DAIMLER-BENZ VEHICLE TRUST 1996-A

                         ____% ASSET BACKED CERTIFICATE
                                    CLASS B

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes, among other things, a pool of retail installment contracts, and retail loans evidenced by notes, secured by new and used medium-and heavy-duty trucks and tractors manufactured by Freightliner Corporation ("Freightliner") and used trucks and tractors and new and used trailers manufactured by companies other than Freightliner, and sold to the Trust by Daimler-Benz Vehicle Receivables Corporation.

         (This Certificate represents an interest in the Trust and does not represent an interest in or obligation of Daimler-Benz Vehicle Receivables Corporation or Mercedes-Benz Credit Corporation or any of their respective affiliates, except to the extent described below.)

NUMBER: ________
FINAL SCHEDULED
DISTRIBUTION DATE: ________, ____                         $___________________

         THIS CERTIFIES THAT ______________________ is the registered owner of a ______________________________ dollar nonassessable, fully-paid, fractional undivided interest in the Daimler-Benz Vehicle Trust 1996-A (the "Trust") formed by Daimler-Benz Vehicle Receivables Corporation, a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Agreement"), among the Seller, Mercedes-Benz Credit Corporation, in its individual capacity and as Servicer (the "Servicer"), and Citibank, N.A., as Trustee (the "Trustee") and as Payahead Agent, Class A Agent and Class B Agent, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, Class B" (herein called the "Class B Certificates"). Also issued under the Agreement are Certificates designated as "____% Asset Backed Certificates, Class A" (the "Class A Certificates"). The Class B Certificates and the Class A Certificates are herein collectively called the "Certificates." The aggregate undivided interest in the Principal Balance of the Receivables held by the Trust evidenced by the Class B Certificate is __%. This Class B Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail installment contracts (the "Receivables") for new and used medium-and heavy-duty trucks and tractors manufactured by Freightliner and used trucks and tractors and new and used trailers manufactured by companies other than Freightliner, together with all accessions thereto, securing the Receivables (the "Financed Vehicles"), all monies due under the Receivables on or after November 1, 1996 (but excluding Excess Amounts), all of the Seller's security interests in the "Financed Vehicles", all rights to receive payments under certain circumstances from the Reserve Funds, all of the Seller's rights under the Shortfall Amount Agreement, all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies relating to the Financed Vehicles and the obligors under the Receivables, certain rights under the Purchase Agreement, the Servicing Guaranty Agreement and certain other property. The rights of the Holders of the Class B Certificates are subordinated to the rights of the Holders of the Class A Certificates, to the extent set forth in the Agreement.

                 Under the Agreement, there will be distributed on the 20th day of each month or, if such 20th day is not a Business Day, the next Business Day (the "Distribution

Date"), commencing on December 20, 1996, to the person in whose name this Class B Certificate is registered at either the close of business on the 19th day of the current calendar month or, after the issuance of Definitive Certificates pursuant to the Agreement, the last day of the Collection Period immediately preceding the month in which such Distribution Date occurs (the "Record Date"), interest at the Pass-Through Rate for a period of 30 days on the Class B Principal Balance as of the first day of such Collection Period (reduced by the amount of principal distributions to be made on the Distribution Date in such Collection Period) plus the Class B Interest Carryover Shortfall generally to the extent of funds available from the Available Interest remaining after payments of Servicing Fee and Class A Interest and Class A Interest Carryover Shortfall to the Class A Certificateholders. The "Class B Principal Balance" shall equal, initially, the Original Class B Principal Balance and thereafter will equal the Original Class B Principal Balance, reduced by all amounts previously distributed to the Class B Certificateholder and allocable to principal. On each Distribution Date, the Trustee will distribute to the Class B Certificateholders as of the related Record Date Class B Principal plus any Class B Principal Carryover Shortfall, generally to the extent of funds available from the Class B Percentage of Available Principal, from the Class B Reserve Fund, if any, and from Available Interest remaining after payment of all prior amounts, subject to the subordination of the Class B Certificate as provided in the Agreement. "Class B Principal" shall consist of the Class B Percentage, respectively, of (a) the principal portion of all scheduled payments due on Receivables during the preceding Collection Period; (b) the Principal Balance of each Receivable that became a Prepaid Receivable during the preceding Collection Period except to the extent included in (a) or (d);
(c) the Principal Balance of each Receivable that was purchased by the Servicer or repurchased by the Seller, in each case, under an obligation that arose during the preceding Collection Period, except to the extent included in (a); and (d) the principal balance of each Receivable liquidated during the preceding Collection Period, except to the extent included in (a) or (b). A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs. The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess, if any, of the Class B Interest for such Distribution Date plus any outstanding Class B Interest Carryover Shortfall from the preceding

Distribution Date, over the amount of interest that the Holders of the Class B Certificates actually received on such current Distribution Date (plus thirty
(30) days' interest on the amount of such excess, to the extent permitted by law, at the Pass-Through Rate). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of Class B Principal plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the Holders of the Class B Certificates actually received on such current Distribution Date.

                 The Holder of this Class B Certificate by virtue of the acceptance hereof assents to the appointment, pursuant to Section 4.7 of the Agreement, of Citibank, N.A. acting solely as agent, and not as Trustee, for such Holder with respect to the Class B Reserve Fund and the Class B Reserve Fund Property.

                 Each Holder of this Class B Certificate acknowledges and agrees that its rights to receive distributions in respect of this Class B Certificate are subordinated to the extent set forth in the Agreement to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates and the rights of the Servicer to receive the Servicing Fee (and any unpaid Servicing Fees from prior Collection Periods) in the event of delinquency or defaults on the Receivables.

                 Distributions on this Class B Certificate will be made by the Trustee by wire transfer or check mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

                 Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.

                                        DAIMLER-BENZ VEHICLE
                                           TRUST 1996-A

                                        By: CITIBANK, N.A.,
                                           as Trustee

                                        By:
                                            -----------------------------
                                            Name:
                                            Title:

DATED:
      ----------

[SEAL]

ATTEST:

------------------------
   Authorized Officer

                 This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                          CITIBANK, N.A., as Trustee

                                           By:
                                              ---------------------------
                                              Authorized Officer

                             REVERSE OF CERTIFICATE

                 The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                 The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement at any time by the Seller and the Trustee with the consent of the Holders of Class A Certificates and Class B Certificates, each voting as a class, evidencing not less than a majority of the Class A Principal Balance and Class B Principal Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                 The Class B Certificates are issuable only as registered Certificates without coupons in denominations of $100,000 or in any amount in excess $1000 and integral multi-ples thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                 The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only following the last day of any Collection Period as of which the Pool Balance is equal to or less than 10% of the Original Pool Balance of the Receivables.

                 The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT

                                FOR VALUE RECEIVED the undersigned hereby
sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                        *
                                              --------------------------
                                              Signature Guaranteed:

                                                                        *
                                              --------------------------


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed and the guarantor of the signature must be acceptable to the transfer agent.

                                                                       EXHIBIT C

                         FORM OF SERVICER'S CERTIFICATE

                                The undersigned certifies that he is a [title]
of Mercedes-Benz Credit Corporation, a corporation in good standing under the laws of the state of its incorporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.8 of the Pooling and Servicing Agreement, dated as of November 1, 1996, among the Company, in its individual capacity and as Servicer, Daimler-Benz Vehicle Receivables Corporation, as Seller, and Citibank, N.A., as Trustee, Payahead Agent, Class A Agent and Class B Agent, of the Daimler-Benz Vehicle Trust 1996-A (the "Pooling and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Pooling and Servicing Agreement), and further certifies that:

                                     1.  The Servicer's report for the period
           from __________ to ____________ attached to this certificate is complete and accurate and contains all information required by
           Section 3.8 of the Pooling and Servicing Agreement; and

                                     2.  As of the date hereof, no Event of
           Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

                                IN WITNESS WHEREOF, I have affixed hereunto my
signature and the corporate seal of the Company this ______ day of ____________, 19__.

                                            _________________, for and on
                                            behalf of

                                            MERCEDES-BENZ CREDIT
                                              CORPORATION

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT E

Dated as of
November 1, 1996

                           SHORTFALL AMOUNT AGREEMENT

Daimler-Benz Vehicle Receivables Corporation
1201 North Market Street, 14th Floor
Wilmington, Delaware  19801

Ladies and Gentlemen:

                 We (the "Seller") hereby confirm arrangements made as of the date hereof with you (the "Purchaser") to be effective upon (i) receipt by the Seller of the enclosed copy of this letter agreement (the "Shortfall Amount Agreement"), executed by the Purchaser, and (ii) execution of the Purchase Agreement dated as of November 1, 1996 (the "Purchase Agreement"), between the Seller and the Purchaser, and payment of the purchase price thereunder.

                 1. On or prior to the Determination Date preceding each Distribution Date, the Servicer shall notify the Purchaser and the Seller of the Shortfall Amounts for such Distribution Date.

                 2. In consideration of the purchase price paid under the Purchase Agreement, the Seller agrees to establish the Class A Reserve Fund pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing Agreement") among the Seller in its individual capacity and as Servicer, the Purchaser and Citibank, N.A., as Trustee, Payahead Agent, Class A Agent and Class B Agent and make a payment of the Shortfall Amounts to the Purchaser, or to any assignee of the Purchaser referred to in Section 5 hereof, on each Distribution Date if and to the extent that such amounts shall not have been paid at or prior to 12:00 noon, New York City time, pursuant to subsection 4.7(f) of the Pooling and Servicing Agreement because of the insuf-

Daimler-Benz Vehicle
  Receivables Corporation
November 1, 1996
Page 2


ficiency of amounts on deposit in the Class A Reserve Fund.

                 3. All payments pursuant hereto shall be made by federal wire transfer (same day) funds or in immediately available funds, to such account as the Purchaser, or any assignee of the Purchaser referred to in
Section 5 hereof, may designate in writing to the Seller prior to the relevant Distribution Date.

                 4. Our agreements set forth in this Shortfall Amount Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

                 5. The Purchaser will sell, transfer, assign and convey its interest in this Shortfall Amount Agreement to the Daimler-Benz Vehicle Trust 1996-A (the "Trust"), and the Seller hereby acknowledges and consents to such sale, transfer, assignment and conveyance. In addition, the Seller hereby agrees, for the benefit of the Trust, that following such sale, transfer, assignment and conveyance this Shortfall Amount Agreement shall not be amended, modified or terminated without the consent of the Trustee.

                 6. THIS SHORTFALL AMOUNT AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                 7. Except as otherwise provided herein, all demands, notices and communications under this Shortfall Amount Agreement shall be in writing, personally delivered, sent by telecopier, sent by courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt by the Pur-

Daimler-Benz Vehicle
  Receivables Corporation
November 1, 1996
Page 3



chaser or the Seller. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

                 The Purchaser:

                 Daimler-Benz Vehicle Receivables Corporation
                 1201 North Market Street
                 Suite 1406
                 Wilmington, Delaware  19801
                 Attention:  Douglas Huwer
                 Facsimile #:  (302) 426-1900

                 The Seller:

                 Mercedes-Benz Credit Corporation
                 201 Merritt 7, Suite 700
                 Norwalk, Connecticut  06856-5425
                 Attention:  David A. Klanica
                 Facsimile #:  (203) 845-7540

                 8. This Shortfall Amount Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

                 9. Capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Daimler-Benz Vehicle
  Receivables Corporation
November 1, 1996
Page 4

                 If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                    Very truly yours,

                                    MERCEDES-BENZ CREDIT
                                        CORPORATION

                                    By:
                                       ---------------------------
                                      Name:
                                           -----------------------
                                      Title:
                                            ----------------------

Agreed and accepted as of __________, 1996.

DAIMLER-BENZ VEHICLE
         RECEIVABLES CORPORATION

By:
   ---------------------------
  Name:
       -----------------------
  Title:
        ----------------------

                                                                       EXHIBIT F

                          SERVICING GUARANTY AGREEMENT

                 This Servicing Guaranty Agreement ("Guaranty Agreement") is executed as of the 1st day of November, 1996 by Daimler-Benz North America Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"), in favor of Citibank, N.A., as trustee (the "Trustee") of Daimler-Benz Vehicle Trust 1996-A.

                             PRELIMINARY STATEMENTS

                 Daimler-Benz Vehicle Receivables Corporation, as seller (the "Seller"), Mercedes-Benz Credit Corporation ("MBCC"), in its individual capacity and as servicer (the "Servicer"), Citibank, N.A., as Payahead Agent, Class A Agent, Class B Agent and as the Trustee are entering into a Pooling and Servicing Agreement (the "Servicing Agreement") dated as of November 1, 1996, pursuant to which up to $862,927,984.74 of ____% Asset Backed Certificates, Class A and Class B (the "Certificates") will be issued;

            The Guarantor is the owner of 100% of the capital stock of MBCC; and

            It is a condition precedent to the Servicer's right to retain collections on the Receivables for its personal use prior to each Distribution Date that the Guarantor execute this Guaranty Agreement and deliver it to the Trustee.

            In consideration of the execution of the Servicing Agreement by the Trustee and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

            1. Definitions. Unless otherwise defined in this Guaranty Agreement, all defined terms used in this Guaranty Agreement, including the Preliminary Statements hereof, shall have the meanings ascribed to such terms in the Servicing Agreement.

                 2. Guaranty of Obligations. The Guarantor unconditionally guarantees the full and timely performance of all of the obligations of MBCC as Servicer to make required remittances on each Distribution Date pursuant to subsections 4.1(d) and 4.2(a) of the Servicing Agreement (the "Obligations").

                 3. Validity of Obligations; Irrevocability. The Guarantor agrees that its obligations under this Guaranty Agreement shall be unconditional, irrespective of (i) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person other than the Trustee, including a trustee in bankruptcy or other similar official) of the Obligations or of the Servicing Agreement, (ii) the absence of any attempt to collect the Obligations from MBCC or any guarantor, (iii) the waiver or consent by the Trustee with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of the Trustee with respect thereto, (vi) the failure by the Trustee to take any steps to perfect and maintain perfected its interest in the Receivables or other property acquired by the Trustee from the Seller or any security or collateral related to the Obligations, or (vii) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor agrees that the Trustee shall be under no obligation to marshall any assets in favor of or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent that MBCC makes a payment or payments to the Trustee, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to MBCC, its estate, trustee, receiver or any other party, including without limitation, the Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor waives all presentments, demands for performance, notices of dishonor and notices of acceptance of this Guaranty. The Guarantor agrees that its obligations under this Guaranty shall be irrevocable.

                 4. Representations and Warranties. The Guarantor hereby represents and warrants to the Trustee, as of the date hereof, as follows:

                          (a)  Organization, etc.  The Guarantor is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to own or lease all of its properties and assets, to carry on its business as it is now being conducted and to execute, deliver and perform this Guaranty Agreement. The Guarantor is duly qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the nature of its business requires such qualification and in which failure to so qualify would render this Guaranty Agreement unenforceable or would have a material adverse effect on the Guarantor's ability to perform its obligations under this Guaranty Agreement.

                          (b)  Authorization; Valid Agreement.  The execution,
delivery and performance of this Guaranty Agreement has been duly authorized by all required corporate or other action on the part of the Guarantor, and this Guaranty Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                          (c)  No Conflicts.  The execution, delivery and
performance by the Guarantor of this Guaranty Agreement does not and will not
(a) contravene its charter or by-laws, (b) in any material respect, violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor, (c) result in a material breach of or constitute a material default or require any consent under any material indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected or (d) result in, or require, the creation or imposition of any material lien upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor.

                          (d)  No Proceedings.  There are no proceedings or
investigations pending or, to the best knowledge of the Guarantor, threatened against the Guarantor before any governmental authority (a) asserting the invalidity of this Guaranty Agreement, (b) seeking to prevent the consummation of the transactions contemplated by this Guaranty Agreement, (c) seeking any determination or ruling that would materially adversely affect the performance by the Guarantor of its obligations under this Guaranty Agreement or (d) seeking any determination or ruling that would materially adversely affect the validity or enforceability of this Guaranty Agreement.

                 IN WITNESS WHEREOF, this Guaranty Agreement has been duly executed by the Guarantor as of the ___ day of __________, 1996.

                                        DAIMLER-BENZ NORTH AMERICA
                                          CORPORATION

                                        By
                                           -------------------------------
                                        Name:
                                        Title:

                                        By
                                           -------------------------------
                                        Name:
                                        Title:

Acknowledged and accepted
as of the ___ day of
___________, 1996

CITIBANK, N.A.
  as Trustee

By
  --------------------------
Name:
Title:

                                  EXHIBIT G-1

                              TRANSFER CERTIFICATE

In connection with a transfer of Class B Certificates (the "Certificates") issued under the Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement"), among Daimler-Benz Vehicle Receivables Corporation, as Seller, Mercedes-Benz Credit Corporation, as Servicer and in its individual capacity, and Citibank, N.A., as Trustee, Class A Agent, Class B Agent and Payahead Agent, the undersigned confirms that, without utilizing any general solicitation or general advertising, the Certificates are being transferred:

CHECK ONE BOX BELOW
     ____
(1) /___/                 to a person that the undersigned reasonably believes
                          is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), that is purchasing for its own account or for the account of a "qualified institutional buyer", that is aware that the transfer is being made in reliance on Rule 144A and that is delivering to the Certificate Registrar a Representation Letter in the form of Exhibit G-2 to the Agreement;

     ____
(2) /___/                 to an institutional investor that is an "accredited
                          investor" within the meaning of Rule 501(a)(1), (2),
                          (3) or (7) under the Securities Act that is
                          delivering to the Certificate Registrar a
                          Representation Letter in the form of Exhibit G-3 to
                          the Agreement; or
     ____
(3) /___/                 to a person that the undersigned reasonably believes
                          is not a "U.S. person" within the meaning of Regulation S under the Securities Act that is delivering to the Certificate Registrar a Representation Letter in the form of Exhibit G-4 to the Agreement.

                                     G-1-1

Unless one of the boxes is checked, the Certificate Registrar will refuse to register any of the Certificates in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the Seller may require, prior to registering any such transfer of the Certificates, in its sole discretion, such legal opinions, certifications and other information as the Seller may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                 Capitalized terms used herein which are not defined herein shall have the meanings used in the Agreement.

Date:
     ---------------------

                            Signature:
                                      ------------------------------
                                       NAME OF TRANSFEROR

                            By:
                               -------------------------------------
                            Name:
                                 -----------------------------------
                            Title:
                                  ----------------------------------



                                     G-1-2

                                  EXHIBIT G-2

                         Form of Purchaser's Letter for
                         Qualified Institutional Buyers
                                Under Rule 144A

Daimler-Benz Vehicle
 Receivables Corporation
1201 North Market Street
Suite 1406
Wilmington, Delaware   19801

Citibank, N.A.,
 as Certificate Registrar

                 Re:      Daimler-Benz Vehicle Trust 1996-A

Ladies and Gentlemen:

          In connection with our proposed purchase of Class B Certificates (the "Certificates") issued under the Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement"), among Daimler-Benz Vehicle Receivables Corporation, as Seller, Mercedes-Benz Credit Corporation, as Servicer and in its individual capacity, and Citibank, N.A., as Trustee, Class A Agent, Class B Agent and Payahead Agent, the undersigned (the "Purchaser") represents, warrants and agrees that:

          1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); it is purchasing the Certificates for its own account or for the account of a "qualified institutional buyer" and not with a view to any resale, distribution or other disposition of the Certificates in violation of the United States securities laws; it is aware that the sale to it is being made in reliance on Rule 144A; it has received such information regarding the Certificates, the Agreement and the Trust (as defined in the Agreement) as it has requested pursuant to Rule 144A or has determined not to request such information; and it is aware that the transferor of the Certificates is relying upon the Purchaser's foregoing representations in

                                     G-2-1
order to claim the exemption from registration provided by Rule 144A.

          2. The Purchaser agrees, on its own behalf and on behalf of any account for which it is acting, that should it sell, pledge or otherwise transfer any Certificates, it will do so only (a) to a "qualified institutional buyer" in accordance with Rule 144A that delivers to the Certificate Registrar a representation letter in the form of this letter, (b) to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that delivers to the Certificate Registrar a representation letter in the form of Exhibit G-3 to the Agreement, or (c) to a person that is not a "U.S. person" in accordance with Regulation S that delivers to the Certificate Registrar a representation letter in the form of Exhibit G-4 to the Agreement.

          3. Either (a) the Purchaser is not (i) an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not it is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) an entity that is using "plan assets" (as defined in Title 29 C.F.R. Section 2510.3-101) by reason of a plan's investment in such entity, or (b) the Purchaser is described in any of clause (3)(a)(i), (ii) or (iii), and represents that (assuming less than 25% of the principal amount of the Class B Certificates is held by entities described in clause (3)(a)(i), (ii) or (iii)) the purchase and holding of the Certificates will either not constitute a "prohibited transaction" within the meaning of section 406 of ERISA or section 4975 of the Code, or there is a regulatory or administrative exemption available for such prohibited transaction. If the Purchaser is making the representation contained in clause (3)(b) of the preceding sentence, the Purchaser has so informed the Seller, the Trustee and the Certificate Registrar prior to the date hereof.

          4.  The Purchaser is/is not described in any of clause (3)(a)(i),
(ii) or (iii) above.

                                     G-2-2

          5. The Purchaser is purchasing the Certificates through ____________________ as its nominee if applicable.

                 6. The Purchaser is/is not a Person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the Trust or a Person who provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a Person.

                 Capitalized terms used herein which are not defined herein shall have the meanings used in the Agreement.

Dated:
      ------------------

                                        Very truly yours,

                                        -------------------------------
                                        NAME OF PURCHASER

                                        By:
                                           ----------------------------

                                        Name:
                                             --------------------------

                                        Title:
                                              -------------------------

                                        NOTE:  To be executed by an executive
                                        officer




                                     G-2-3

                                  EXHIBIT G-3

                         Form of Purchaser's Letter for
                       Institutional Accredited Investors

Daimler-Benz Vehicle
 Receivables Corporation
1201 North Market Street
Wilmington, Delaware  19801

Citibank, N.A.,
 as Certificate Registrar

                 Re:              Daimler-Benz Vehicle Trust 1996-A

Ladies and Gentlemen:

          In connection with our proposed purchase of Class B Certificates (the "Certificates") issued under the Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement"), among Daimler-Benz Vehicle Receivables Corporation, as Seller, Mercedes-Benz Credit Corporation, as Servicer and in its individual capacity, and Citibank, N.A., as Trustee, Class A Agent, Class B Agent and Payahead Agent, the undersigned (the "Purchaser") represents, warrants and agrees that:

          1. The Purchaser understands that the Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be sold except as permitted in the following sentence. The Purchaser agrees that should it sell, pledge or otherwise transfer any Certificates, it will do so only (a) to a "qualified institutional buyer" in accordance with Rule 144A under the Securities Act that delivers to the Certificate Registrar a representation letter in the form of Exhibit G-2 to the Agreement, (b) to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that delivers to the Certificate Registrar a representation letter in the form of this letter or (c) to a person that is not a "U.S. person" in accordance with Regulation S that delivers to the Certif-



                                     G-3-1
icate Registrar a representation letter in the form of Exhibit G-4 to the Agreement. The Purchaser further agrees, in the capacities stated above, that it will provide to any person purchasing any of the Certificates from the Purchaser a notice advising such person that resales of the Certificates are restricted as stated herein, and that it will not make any general solicitation or advertisement in connection with any resale of the Certificates.

                 2. The Purchaser understands that, on any proposed resale of any Certificates, the Purchaser will be required to furnish to the Certificate Registrar such certifications, legal opinions and other information as the Certificate Registrar may reasonably require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Purchaser further understands that the Certificates purchased by the Purchaser will bear a legend to the foregoing effect.

                 3. The Purchaser is an institutional investor and an "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act). The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates and the Purchaser is able to bear the economic risk of its investment.

                 4. The Purchaser is acquiring the Certificates for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

                 5. The Purchaser has received the Private Placement Memorandum dated _______ relating to the private placement of the Certificates and the Purchaser has received such other information as it deems necessary in order to make its investment decision.

                 6. Either (a) the Purchaser is not (i) an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not it is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) an entity that is using "plan assets"

                                     G-3-2

(as defined in Title 29 C.F.R. Section 2510.3-101) by reason of a plan's investment in such entity, or (b) the Purchaser is described in any of clause
(6)(a)(i), (ii) or (iii), and represents that (assuming less than 25% of the principal amount of the Class B Certificates is held by entities described in clause (6)(a)(i), (ii) or (iii)) the purchase and holding of the Certificates will either not constitute a "prohibited transaction" within the meaning of section 406 of ERISA or section 4975 of the Code, or there is a regulatory or administrative exemption available for such prohibited transaction. If the Purchaser is making the representation contained in clause (6)(b) of the preceding sentence, the Purchaser has so informed the Seller, the Trustee and the Certificate Registrar prior to the date hereof.

                 7. The Purchaser is/is not described in any of clause (6)(a)(i), (ii) or (iii) above.

                 8. The Purchaser is purchasing the Certificates through ____________________ as its nominee if applicable.

                 9. The Purchaser is/is not a Person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the Trust or a Person who provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a Person.

                 Capitalized terms used herein which are not defined herein shall have the meanings used in the Agreement.


Dated:
      ------------------

                                        Very truly yours,

                                        -------------------------------
                                        NAME OF PURCHASER

                                        By:
                                           ----------------------------

                                        Name:
                                             --------------------------

                                        Title:
                                              -------------------------

                                     G-3-3

                                  EXHIBIT G-4

                         Form of Purchaser's Letter for
                                Non-U.S. Persons
                               Under Regulation S

Daimler-Benz Vehicle
 Receivables Corporation
1201 North Market Street
Suite 1406
Wilmington, Delaware   19801

Citibank, N.A.,
 as Certificate Registrar

                 Re:      Daimler-Benz Vehicle Trust 1996-A

Ladies and Gentlemen:

          In connection with our proposed purchase of Class B Certificates (the "Certificates") issued under the Pooling and Servicing Agreement dated as of November 1, 1996 (the "Agreement"), among Daimler-Benz Vehicle Receivables Corporation, as Seller, Mercedes-Benz Credit Corporation, as Servicer and in its individual capacity, and Citibank, N.A., as Trustee, Class A Agent, Class B Agent and Payahead Agent, the undersigned (the "Purchaser") represents, warrants and agrees that:

          1. The Purchaser is not a "U.S. person" within the meaning of Regulation S under the Securities Act of 1933, as amended (the "Securities Act").

          2. The Purchaser agrees, on its own behalf and on behalf of any account for which it is acting, that should it sell, pledge or otherwise transfer any Certificates, it will do so only (a) to a "qualified institutional buyer" in accordance with Rule 144A that delivers to the Certificate Registrar a representation letter in the form of Exhibit G-2 to the Agreement, (b) to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that delivers to the Certificate Registrar a representation

                                     G-4-1
letter in the form of Exhibit G-3 to the Agreement, or (c) to a person that is not a "U.S. person" in accordance with Regulation S that delivers to the Certificate Registrar a representation letter in the form of this letter.

          3. The Purchaser is purchasing the Certificates through ____________________ as its nominee if applicable.

          Capitalized terms used herein which are not defined herein shall have the meanings used in the Agreement.


Dated:
      ------------------

                                        Very truly yours,

                                        -------------------------------
                                        NAME OF PURCHASER

                                        By:
                                           ----------------------------

                                        Name:
                                             --------------------------

                                        Title:
                                              -------------------------


                                        NOTE:  To be executed by an executive
                                        officer

                                     G-4-2

                                  EXHIBIT G-5

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND THAT DELIVERS TO THE CERTIFICATE REGISTRAR UNDER THE POOLING AND SERVICING AGREEMENT DATED AS OF NOVEMBER 1, 1996 AMONG DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION, AS SELLER, MERCEDES-BENZ CREDIT CORPORATION, AS SERVICER AND IN ITS INDIVIDUAL CAPACITY, AND CITIBANK, N.A., AS TRUSTEE, CLASS A AGENT, CLASS B AGENT, AND PAYAHEAD AGENT, (THE "AGREEMENT"), A REPRESENTATION LETTER IN THE FORM OF EXHIBIT G-2 TO THE AGREEMENT, (2) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT THAT DELIVERS TO THE CERTIFICATE REGISTRAR A REPRESENTATION LETTER IN THE FORM OF EXHIBIT G-3 TO THE AGREEMENT, OR (3) TO A PERSON THAT IS NOT A U.S. PERSON WITHIN THE MEANING OF REGULATION S THAT DELIVERS TO THE CERTIFICATE REGISTRAR A REPRESENTATION LETTER IN THE FORM OF EXHIBIT G-4 TO THE AGREEMENT. THE HOLDER MUST, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (2) ABOVE, FURNISH TO THE CERTIFICATE REGISTRAR SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE SELLER MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                     G-5-1